Moore Corporation Limited
1 First Canadian Place
P.O. Box 78
Toronto, Canada
M5X 1G5



NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

The annual and special meeting of shareholders of Moore Corporation Limited will be held at the Glenn Gould Studio, Canadian Broadcasting Centre, 250 Front Street West, Toronto, Canada on Friday, the 28th day of April, 2000 at 10:00 a.m. for the following purposes:

1. To receive the consolidated financial statements of the Corporation for the year ended December 31, 1999, together with the auditor's report on those statements;

2.       To elect directors for the ensuing year;

3. To appoint auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors;

4. To consider and, if thought fit, reconfirm with or without variation the adoption of the amended and restated Shareholder Rights Plan Agreement; and

5.       To transact any other business properly before the meeting.

Dated at Toronto, Canada, this 15th day of  March, 2000.

By Order of the Board,

J.M. Wilson
Vice President and Secretary

IF YOU ARE A REGISTERED SHAREHOLDER, YOUR FORM OF PROXY, IMPRINTED WITH YOUR NAME AND ADDRESS, IS ENCLOSED IN THE ENVELOPE IN WHICH YOUR MATERIALS FOR THE ANNUAL AND SPECIAL MEETING WERE MAILED TO YOU. PLEASE EXERCISE YOUR RIGHT TO VOTE BY SIGNING AND RETURNING YOUR FORM OF PROXY IN THE ENCLOSED ENVELOPE OR VIA FACSIMILE TO CIBC MELLON TRUST COMPANY (416-368-2502).

PROXIES ARE COUNTED AND TABULATED BY CIBC MELLON TRUST COMPANY, MOORE'S REGISTRAR AND TRANSFER AGENT, TO PROTECT THE CONFIDENTIALITY OF HOW A PARTICULAR SHAREHOLDER VOTES. A PROXY IS REFERRED TO MOORE ONLY IN CASES WHERE IT IS CLEARLY MARKED TO INDICATE A PARTICULAR INSTRUCTION TO MANAGEMENT, OR UNLESS IT IS NECESSARY TO REFER TO THE PROXY IN ORDER TO DETERMINE ITS VALIDITY OR WHEN IT IS NECESSARY TO DO SO TO PERMIT MANAGEMENT TO MEET ITS LEGAL RESPONSIBILITY TO SHAREHOLDERS.

INVESTORS WHO HAVE QUESTIONS ABOUT ITEMS BEING VOTED ON AT THE MEETING MAY TELEPHONE TOLL FREE MOORE'S PROXY SOLICITATION AGENTS IN CANADA AT 1-800-890-1037 AND IN THE UNITED STATES AT 1-800-223-2064 OR 212-440-9800
(COLLECT).

MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

UNLESS OTHERWISE STATED, THE INFORMATION IN THIS STATEMENT IS AS OF FEBRUARY 15, 2000, AND UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS ARE EXPRESSED IN UNITED STATES CURRENCY.

SOLICITATION OF PROXIES

THIS MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF MOORE CORPORATION LIMITED (THE "CORPORATION" AND COLLECTIVELY WITH ITS SUBSIDIARIES "MOORE") TO BE USED AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS ON APRIL 28, 2000 AND AT ALL ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING. Solicitation will be made by mail commencing March 15, 2000, but proxies may also be solicited personally by employees of the Corporation. In addition, the Corporation will retain Georgeson Shareholder Communications Canada of Toronto, Ontario, to aid in the solicitation of proxies at a fee of approximately $Cdn.25,000 plus expenses. The total cost of the solicitation will be borne by the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are directors of the Corporation and will vote or withhold from voting the shares in respect of which they are appointed on any ballot that may be called for in accordance with the instructions of the shareholder as indicated on the proxy. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON AS A REPRESENTATIVE AT THE MEETING MAY DO SO either by inserting such person's name in the blank space provided in the form of proxy or by completing another proper form of proxy and delivering the completed form of proxy to the Secretary of the Corporation in time for use at the meeting.

A shareholder who has given a proxy may revoke it either (a) by signing a form of proxy bearing a later date and depositing it in time for use at the meeting or (b) by depositing an instrument in writing executed by the shareholder or by the shareholder's attorney authorized in writing at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of the meeting on the day of the meeting, or any adjournment thereof, or (c) in any other manner permitted by law.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the notice of meeting, and with respect to other matters which may properly come before the meeting or any adjournment thereof. At the date of this circular, the management of the Corporation knows of no such amendments, variations or other matters.

VOTING SECURITIES

On February 15, 2000, the Corporation had 88,456,940 common shares outstanding. Shareholders of record at the close of business on March 10, 2000 (record date) will be entitled to one vote for each common share held by them. If a person has transferred any common shares after the record date and the transferee of such common shares establishes proper ownership and asks, not later than April 18, 2000, to be included in the list of shareholders entitled to vote at the meeting, the transferee will be entitled to vote such common shares. A majority of votes cast at the meeting is required for approval of each item of regular business. A majority of votes cast by Independent Shareholders at the meeting is required for adoption of the Shareholder Rights Plan. See Shareholder Approval on page 21.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

On February 15, 2000, Trimark Investment Management Inc. of Toronto, Ontario had voting control over 17,029,300 or 19.3% of the common shares of the Corporation. The Corporation is not aware of any other person holding in excess of 10% of the common shares of the Corporation.

ELECTION OF DIRECTORS

The Corporation's by-laws and articles allow for the election of between nine and fifteen directors. On March 3, 2000, the directors of the Corporation set the number of directors to be elected at the meeting at eleven. The persons whose names are set out in the following table are proposed to be nominated as directors at the annual and special meeting of shareholders. The management representatives designated in the enclosed form of proxy intend to vote for the election of such nominees. Management does not contemplate that any of the proposed nominees will be unable to serve as a director but, if that should occur for any reason prior to the meeting, the persons designated in the enclosed form of proxy reserve the right to vote for another nominee at their discretion. Each director elected will hold office until the next annual meeting of shareholders or until a successor is elected or appointed.

Information is provided in the following table with respect to the persons to be nominated for election as directors and contains the number of common shares of the Corporation reported by such persons as being beneficially owned by them as well as the number of share units owned by them, in each case, on February 15, 2000. For such purposes, a person who exercises control or direction over securities is deemed to have beneficial ownership thereof. All officers and directors of the Corporation as a group beneficially own approximately 1.3% of the outstanding common shares.

                                                                              Common
                                    Principal Occupation or Employment        Shares
Name, Age and                       During Past Five Years, Positions with    Beneficially
Period of Service                   Moore and Directorships(1)                Owned            Units(2)    Total
-----------------------------------------------------------------------------------------------------------------
DEREK H. BURNEY, O.C.               Director, President and Chief                2,300         4,539       6,839
Toronto, ON                         Executive Officer, CAE Inc. (advanced
60                                  technology company); prior to October,
Since April, 1993                   1999 Mr. Burney was Chairman and Chief
                                    Executive Officer of Bell Canada
                                    International Inc.  Mr. Burney is a
                                    director of Rio Algom Limited,
                                    Teleglobe Inc. and Northbridge
                                    Programming Inc.
-----------------------------------------------------------------------------------------------------------------
LEON COURVILLE                      Corporate Director, prior to November,         700           770       1,470
Outremont, PQ                       1999 Mr. Courville was President,
54                                  Personal and Commercial Bank and Chief
Since April, 1999                   Operating Officer, National Bank of
                                    Canada
-----------------------------------------------------------------------------------------------------------------
SHIRLEY A. DAWE                     President, Shirley Dawe Associates           4,100         4,898       8,998
Toronto, ON                         Inc. (consulting firm specializing in
53                                  retail management) and Corporate
Since November, 1989                Director.  Ms. Dawe is a director of
                                    Gilmore's Specialty Stores, National
                                    Bank of Canada, OshKosh B'Gosh, Inc.
                                    and Henry Birks & Sons Inc.
-----------------------------------------------------------------------------------------------------------------
BARTON L. FABER                     Chairman and Chief Executive Officer           950           770        1,720
Phoenix, AZ                         FABERcapital Corporation (equity
52                                  investments); between June, 1996 and
Since April, 1999                   June, 1998 Mr. Faber was Chairman of
                                    Metromail Corporation; prior to June
                                    1996 Mr. Faber was Chairman of
                                    Metromail Corporation and President,
                                    Information Resources Business Group,
                                    R.R. Donnelley & Sons Company. Mr. Faber
                                    is director, Interim President and
                                    Chief Executive Officer, Document
                                    Sciences Corporation, and a director of
                                    Looking Glass Technologies and
                                    Intervisual Communications.
-----------------------------------------------------------------------------------------------------------------

                                       3

                                                                              Common
                                    Principal Occupation or Employment        Shares
Name, Age and                       During Past Five Years, Positions with    Beneficially
Period of Service                   Moore and Directorships(1)                Owned            Units(2)    Total
-----------------------------------------------------------------------------------------------------------------
THOMAS E. KIERANS                   Chairman of the Board of the               10,000          25,370      35,370
Toronto, ON                         Corporation since October, 1997 and
59                                  Chairman and Chief Executive Officer,
Since October, 1997                 Canadian Institute for Advanced
                                    Research (social and natural sciences
                                    research); prior to September, 1999
                                    Mr. Kierans was President and Chief
                                    Executive Officer, C.D. Howe Institute.
                                    Mr. Kierans is chairman of the board of
                                    The Toronto International Leadership
                                    Centre for Financial Sector Supervision
                                    and a director of BCE Inc., CGI Group
                                    Inc., FPI Limited, Inmet Mining
                                    Corporation, Ipsco Inc., The
                                    Manufacturers Life Insurance
                                    Company, National Bank Financial &
                                    Co. Inc. and Petro-Canada.
-----------------------------------------------------------------------------------------------------------------
RICHARD J. LEHMANN                  Retired Vice Chairman, Bank One              3,312          2,432       5,744
Phoenix, AZ                         Corporation (banking); prior to
55                                  December, 1999 Mr. Lehman was Vice
Since April, 1997                   Chairman; between January, 1996 and
                                    October, 1998 Mr. Lehmann was
                                    President and Chief Operating Officer;
                                    between April, 1995 and January, 1996
                                    Mr. Lehmann was President; prior to
                                    April, 1995 Mr. Lehmann was Chairman
                                    and Chief Executive Officer, Banc One
                                    Arizona Corporation and Bank One,
                                    Arizona, N.A.
-----------------------------------------------------------------------------------------------------------------
JEANETTE P. LERMAN                  President, J.P. Lerman & Co.                 2,438          7,295       9,733
Philadelphia, PA                    (communications consulting); prior to
52                                  September, 1997 Ms. Lerman was Vice
Since June, 1995                    President, Corporate Communications,
                                    Time Warner Inc.
-----------------------------------------------------------------------------------------------------------------
BRIAN M. LEVITT                     Corporate Director; prior to February,       1,600          4,863       6,463
Montreal, PQ                        2000 Mr. Levitt was director, President
52                                  & Chief Executive Officer, Imasco
Since December, 1996                Limited (consumer products and
                                    services); prior to May, 1995 Mr. Levitt
                                    was President and Chief Operating
                                    Officer. Mr. Levitt is a director of BCE
                                    Inc. and Domtar Inc.
-----------------------------------------------------------------------------------------------------------------
DAVID R. MCCAMUS                    Corporate Director. Mr. McCamus is a         1,000          2,300       3,300
Oakville, ON                        director of Dofasco Ltd. and Trilon
68                                  Financial Ltd.
Since November, 1997
-----------------------------------------------------------------------------------------------------------------

                                       4

                                                                              Common
                                    Principal Occupation or Employment        Shares
Name, Age and                       During Past Five Years, Positions with    Beneficially
Period of Service                   Moore and Directorships(1)                Owned            Units(2)    Total
-----------------------------------------------------------------------------------------------------------------
J. ROBERT S. PRICHARD, O.C.         President, University of Toronto (post       1,681          7,295       8,976
Toronto, ON                         secondary educational institution).
51                                  Mr. Prichard is a director of BioChem
Since April, 1996                   Pharma, Four Seasons Hotels Inc.,
                                    Onex Corporation, Tesma International
                                    Inc. and Visible Genetics.
-----------------------------------------------------------------------------------------------------------------
W. ED TYLER                         President and Chief Executive Officer      756,173(3)     419,308   1,175,481
Chicago, IL                         of the Corporation; prior to April, 1998
47                                  Mr. Tyler held various positions with
Since April, 1998                   R.R. Donnelley & Sons Company;
                                    most recently he was Executive Vice
                                    President. Mr. Tyler is a director of the
                                    Cherry Corporation and Vista
                                    Information Solutions, Inc.
-----------------------------------------------------------------------------------------------------------------


NOTES
1. Membership on the various Committees of the Board of Directors is listed in the Statement of Corporate Governance Practices below.
2. Represents deferred share units awarded to non-employee directors under a share plan described under Compensation of Directors on page 8, except for Mr. Tyler who does not participate in this plan. Share units were awarded to Mr. Tyler as an inducement to join Moore.
3. Includes stock options to acquire 746,173 common shares which are exercisable within 60 days of February 15, 2000.



STATEMENT OF CORPORATE GOVERNANCE PRACTICES

BOARD MANDATE

The Board of Directors assumes ultimate responsibility for the stewardship of Moore and carries out its mandate directly and through considering recommendations it receives from the five Committees of the Board and from management.


Management is responsible for the day-to-day operations of Moore, and pursues Board approved strategic initiatives within the context of authorized business and capital plans and corporate policies. Management is expected to report to the Board on a regular basis on short term results and longer term development activities.

The Board is specifically responsible for:

(a)  ADOPTION OF A STRATEGIC PLANNING PROCESS

The Board's role is to ensure a strategic planning process is in place, to review corporate and business unit strategies annually and to approve Moore's annual business plan. Quarterly updates on achievement of financial objectives of the annual business plan, business development and strategic initiatives are presented to the Board by management.

(b) IDENTIFICATION OF PRINCIPAL RISKS AND IMPLEMENTING RISK-MANAGEMENT SYSTEMS

The strategic planning process involves consideration and understanding by the Board of the principal risks inherent in Moore's business. Committees of the Board address specific risks. The Audit Committee reviews financial risk-management issues and programs. During l998, the Audit Committee approved the adoption of an integrated audit approach which involves undertaking audits based on a risk assessment. The Environment, Health and Safety Committee monitors risks and compliance issues related to Moore's environment, health and safety policies and procedures.

(c) SUCCESSION PLANNING AND MONITORING SENIOR MANAGEMENT PERFORMANCE

The Management Resource Committee reviews the performance of the Chief Executive Officer and all matters related to senior management recruitment, development, performance, compensation, organization structure and succession planning. On an annual basis, leadership development is reviewed with the Board.

(d)  COMMUNICATIONS POLICY

The Board reviews and approves communications of a regulatory nature prior to mailing to shareholders. The Board receives quarterly updates on reports by analysts following the Corporation. Analyst meetings are held following the release of quarterly results and management regularly meets with investors. Shareholder and investor inquiries are handled promptly by or under the direction of the appropriate officer of the Corporation. Moore has adopted a confidential shareholder voting policy.

(e) INTEGRITY OF INTERNAL CONTROL AND MANAGEMENT INFORMATION SYSTEMS

The Audit Committee is responsible for overseeing reporting on internal control and management information systems. The Audit Committee meets privately at each meeting with the representatives of PricewaterhouseCoopers LLP, the Corporation's auditors, to discuss matters of interest to the Committee.

The directors have confidence that the information provided by management is accurate and sufficient to allow the Board to carry out its mandate.

HOW THE BOARD OPERATES

The Board currently has twelve members who are elected annually by shareholders. Eleven directors are standing for election at the upcoming meeting of shareholders. The Corporation's by-laws and articles allow for the election of between nine and fifteen members; a range that allows for the active participation of all members. The Board has a majority of Canadian resident directors. Currently four of the directors are U.S. residents and a number of the directors have international business experience.

W. Ed Tyler was appointed President and Chief Executive Officer and a director of the Corporation in April, l998. All current directors except Mr. Tyler are unrelated (within the meaning of that term in the l994 Report of The Toronto Stock Exchange Committee on Corporate Governance in Canada).

Thomas E. Kierans, a director, serves as non-executive Chairman of the Board of the Corporation. The separation of the roles of Chairman and Chief Executive Officer enhances the ability of the Board to function independently of management. The Corporate Governance Committee has implemented an annual review process for evaluating the effectiveness of the Board. Directors may engage outside advisors at the expense of the Corporation with approval from the Chairman of the Corporate Governance Committee.

The Board has nine regularly scheduled meetings a year with special meetings to review matters such as acquisitions when needed. Transactions involving amounts in excess of $20 million are brought to the Board for review and approval. The Board of Directors met nine times in 1999.

Orientation for new directors includes meetings with the Chief Executive Officer and the Chief Financial Officer focusing on strategic direction, financial matters and business operations. Director candidates are provided with company-specific information during the selection process and a new directors' manual when they join the Board.

To promote a greater alignment of interests between non-employee directors and shareholders, between one third and the full amount of a director's retainer is, at the election of each director, paid in the form of share units. Awarded share units are held until a director is no longer serving on the Board.

BOARD COMMITTEES

All Committees report and make recommendations to the Board on matters reviewed. Following is a brief description of each Committee.

AUDIT COMMITTEE

The principal duties of the Audit Committee are to review annual and interim financial statements and all legally required public disclosure documents containing financial information prior to their approval by the directors, review the planned scope of the examination of the annual consolidated financial statements by the auditors of the Corporation and review the adequacy of the systems of internal accounting and audit controls established by the Corporation. The Audit Committee met four times in 1999. The members of the committee are J. Robert S. Prichard (Chairman), Leon Courville, Shirley A. Dawe, Richard J. Lehmann and David R. McCamus.

CORPORATE GOVERNANCE COMMITTEE

The principal duties of the Corporate Governance Committee are to review matters relating to effective corporate governance including director recruitment, performance, compensation and board composition. The Corporate Governance Committee met three times in 1999. The members of the committee are Derek H. Burney (Chairman), Shirley A. Dawe, Thomas E. Kierans and Brian M. Levitt.

ENVIRONMENT, HEALTH AND SAFETY COMMITTEE

The principal duties of the Environment, Health and Safety Committee are to review matters relating to the Corporation's environment, health and safety policies including monitoring compliance with the policies and reviewing responses to any related incidents. The Environmental Health and Safety Committee met twice in 1999. The members of the committee are Jeanette P. Lerman (Chair), Barton L. Faber, Thomas E. Kierans, David R. McCamus and
J. Robert S. Prichard.

MANAGEMENT RESOURCE COMMITTEE

The principal duties of the Management Resource Committee are to review matters relating to executive recruitment, performance, development, compensation, resignations, terminations and organization planning. The duties of the Committee include evaluating the performance of senior executives, determining appropriate policies and levels for executive officer compensation and establishing and administering appropriate short and long term incentive arrangements for executives. The Management Resource Committee met six times in 1999. The members of the committee are Brian M. Levitt (Chairman), Derek H. Burney, Richard J. Lehmann, Thomas E. Kierans and Jeanette P. Lerman.

PENSION COMMITTEE

The principal duties of the Pension Committee are to review matters relating to the supervision of Moore's pension and savings plans. The Pension Committee met three times in 1999. The members of the committee are Shirley A. Dawe (Chair), Jeanette P. Lerman and W. Ed Tyler and two management appointees, Charles E. Canfield (Vice President, Human Resources and Corporate Communications) and Michael S. Rousseau (Senior Vice President and Chief Financial Officer). In 1999 a Management Pension Committee was established which carries out delegated responsibilities and makes recommendations to the Board Pension Committee.

DIRECTORS' AND EXECUTIVE OFFICERS' COMPENSATION

COMPENSATION OF DIRECTORS

Each director who is not an employee of Moore is entitled to receive an annual retainer of $30,000. The Board of Directors has adopted the Share Plan for Non-Employee Directors under which each director receives $10,000 of the retainer in the form of deferred share units. Each director may then elect to take the balance of $20,000 in cash, deferred share units or common shares purchased on the open market. A deferred share unit is a bookkeeping entry, equivalent in value to one common share of the Corporation. Deferred share units awarded are held until the director is no longer serving on the Board. Following termination of Board service, the fair market value of the equivalent number of common shares is paid to a director, net of withholdings, in cash or common shares. The Chairman of each Board Committee receives an additional retainer of $3,500. A fee of $1,000 is paid for each meeting of the Board of Directors and each meeting of a Committee which the director attends in person. The fee for participating in Board of Directors or Board Committee meetings by telephone is set at $500. Each director is reimbursed for expenses incurred in attending meetings.

Mr. Thomas Kierans, the Chairman of the Board, is a non-executive director. Until April 22, 1999, Mr. Kierans received an annual retainer of $200,000 paid $100,000 in cash and $100,000 in deferred share units and meeting fees on the basis described under Compensation of Directors. Effective April 22, 1999, Mr. Kierans no longer received Committee chair retainer fees and meeting fees. Effective July 1, 1999, Mr. Kierans received his total annual retainer in cash.


COMPENSATION OF EXECUTIVE OFFICERS

The following table provides a summary of the compensation earned by the Chief Executive Officer in 1999 and the four other most highly compensated executive officers of Moore (the "Named Executive Officers") who served as executive officers at the end of 1999. In addition, Michael S. Rousseau, who was appointed Senior Vice President and Chief Financial Officer in May, 1999, is included. It is anticipated that Mr. Rousseau will be a Named Executive Officer in 2000. Specific aspects of the compensation are dealt with further in the tables and narrative following this table.

                                            SUMMARY COMPENSATION TABLE

----------------------------- ------- ---------------------------------- ---------------------------------- -----------
                                             Annual Compensation              Long-Term Compensation
                               ------------------------------------------ ----------------------------------
                                                                                 Awards           Payouts
----------------------------- ------- ---------- ------------ ---------- ----------------------- --------- -----------
Name and Principal Position    Year    Salary      Bonus(1)   Other      Securities   Restricted    LTIP    All Other
                                                              Annual        Under       Shares    Payouts    Compen-
                                                              Compen-     Options/        or                 sation
                                                              sation        SARs      Restricted
                                                                         Granted(2)     Share
                                                                                       Units(3)
                                          $           $           $          (#)         (#)        ($)        ($)
----------------------------- ------- ---------- ------------ ---------- ------------ ----------- --------- -----------
W. Ed Tyler(4)                1999      806,250    1,431,900      -          379,000       9,863     -       122,212(4)
President and Chief           1998      562,500      562,500      -        1,579,506     409,445     -           -
Executive Officer

----------------------------- ------- ---------- ------------ ---------- ------------ ----------- --------- -----------

Thomas J. McKiernan           1999      430,000      458,208      -           42,000      -          -
Executive Vice President      1998      410,000      123,000      -           70,000      -          -         8,735(5)
                              1997      281,703       70,000      -           25,000      -          -         2,000(5)
                                                                                                               2,000(5)
----------------------------- ------- ---------- ------------ ---------- ------------ ----------- --------- -----------

Sieg E. Buck                  1999      275,000      210,994      -           28,000      -          -        28,870(6)
Vice President and            1998      237,500       59,375      -           28,000      -          -        27,396(6)
President, Sales and          1997      220,417       18,000      -           20,000      -          -        26,567(6)
Marketing, Moore North
America, Inc.
----------------------------- ------- ---------- ------------ ---------- ------------ ----------- --------- -----------

Robert M. Jones(7)            1999      262,500      209,790      -           25,000      -          -        40,253(7)
Vice President and Chief      1998      250,000       56,250      -           20,000      -          -           -
Information Officer           1997       20,833            -      -           40,000      -          -        60,000(7)

----------------------------- ------- ---------- ------------ ---------- ------------ ----------- --------- -----------

James D. Wyner                1999      260,000      215,183      -           25,000      -          -        31,848(8)
Vice President and            1998      250,000      277,750      -           30,000      -          -        88,294(8)
President                     1997      243,796       11,917      -           25,000      -          -        64,743(8)
Peak Technologies Inc.
----------------------------- ------- ---------- ------------ ---------- ------------ ----------- --------- -----------

Michael S. Rousseau(9)        1999      177,686      244,200      -          130,000      -          -        54,581(9)
Senior Vice President and
Chief Financial Officer
----------------------------- ------- ---------- ------------ ---------- ------------ ----------- --------- -----------

NOTES:
1. All Named Executive Officers are required to receive 25% of their 1999 bonus in the form of deferred share units to be held throughout their employment at Moore.
2. Awards are options to acquire the Corporation's common shares under the Corporation's Long Term Incentive Plan.
3. The aggregate value of all share units held by Mr. Tyler at December 31, 1999 is $2,499,076, based on the closing stock price on December 31, 1999. In 1999 Mr. Tyler received 9,863 share units as dividend payments on share units granted to him when he joined Moore.

4. Mr. Tyler became President and Chief Executive Officer of the Corporation on April 1, 1998 and his 1998 compensation is shown from that date. Mr. Tyler received moving expenses in 1999.
5. Mr. McKiernan received financial counseling in the amount of $6,675 in 1999. The amounts shown also include matching contributions made by Moore pursuant to a Moore retirement savings plan available to all employees.
6. Mr. Buck received a relocation allowance in 1999 of $12,846, in 1998 of $25,396 and in 1997 of $25,693. Mr. Buck received financial counseling in 1999 in the amount of $11,274. The amounts shown also include matching contributions made by Moore pursuant to a Moore retirement savings plan available to all employees.
7. Mr. Jones' employment commenced in December, 1997 and his 1997 compensation is shown from that date. Mr. Jones received a hiring bonus of $60,000 in 1997. In 1999 Mr. Jones received a relocation allowance of $20,833 and moving expenses of $19,420.
8. Mr. Wyner received financial counseling in the amount of $6,775 in 1999. Mr. Wyner received a relocation allowance of $20,360 in each of 1999 and 1998 and $13,373 in 1997 plus moving expenses of $2,914 in 1999, $42,463 in
     1998 and $51,170 in 1997. In 1998, Mr. Wyner received $23,500 in connection with the cancellation of 20,000 of his stock options. The amounts shown also include matching contributions made by Moore pursuant to a Moore retirement savings plan available to all employees.
9. Mr. Rousseau's employment commenced in May, 1999 and his compensation is shown from that date. In 1999 Mr. Rousseau received a relocation allowance of $22,917 and moving expenses of $31,664.


        OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

--------------------- --------------- ------------- --------------- ---------------- --------------------
                                                                    Market Value of
                                       % of Total                     Securities
                                      Options/SARs                    Underlying
                       Securities      Granted to      Exercise      Options/SARs
                          Under        Employees in       Or        on the Date of
                      Options/SARs      Financial      Base Price        Grant
        Name           Granted (#)        Year      ($Cdn/Security)  ($Cdn/Security)     Expiration Date
--------------------- --------------- ------------- --------------- ---------------- --------------------
W.E. Tyler              379,000(1)        21.2%           9.054           9.054         Dec. 13, 2009
--------------------- --------------- ------------- --------------- ---------------- --------------------
T.J. McKiernan           42,000(2)         2.3%          11.875          11.875         July 21, 2009
--------------------- --------------- ------------- --------------- ---------------- --------------------
S.E. Buck                28,000(2)         1.6%          11.875          11.875         July 21, 2009
--------------------- --------------- ------------- --------------- ---------------- --------------------
R.M. Jones               25,000(2)         1.4%          11.875          11.875         July 21, 2009
--------------------- --------------- ------------- --------------- ---------------- --------------------
J.D. Wyner               25,000(2)         1.4%          11.875          11.875         July 21, 2009
--------------------- --------------- ------------- --------------- ---------------- --------------------
M.S. Rousseau           130,000(2)         7.3%          11.875          11.875         July 21, 2009
--------------------- --------------- ------------- --------------- ---------------- --------------------

NOTES:
1. Options granted in 1999 are exercisable for common shares of the Corporation on December 13, 2003, or upon the annual attainment of targeted corporate performance measures at the rate of 25% per year commencing December, 2000.
2. Options granted in 1999 are exercisable for common shares of the Corporation on July 21, 2003, or upon the annual attainment of targeted corporate performance measures at the rate of 25% per year commencing December, 2000.

      AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED
            FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES

---------------------------------------------------------------------------------------------------
      Name           Securities      Aggregate Value        Unexercised        Value of Unexercised
                    Acquired on         Realized          Options/SARs at          In-the-Money
                      Exercise             ($)           December 31, 1999       Options/SARs at
                        (#)                                     (#)            December 31, 1999(1)
                                                                                       ($)

                                                            Exercisable/           Exercisable/
                                                           Unexercisable          Unexercisable
---------------------------------------------------------------------------------------------------
W.E. Tyler               -                  -            329,506/1,629,000             0/0
---------------------------------------------------------------------------------------------------
T.J. McKiernan           -                  -             109,400/127,500              0/0
---------------------------------------------------------------------------------------------------
S.E. Buck                -                  -              15,000/61,000               0/0
---------------------------------------------------------------------------------------------------
R.M. Jones               -                  -              13,000/72,000               0/0
---------------------------------------------------------------------------------------------------
J.D. Wyner               -                  -              17,500/62,500               0/0
---------------------------------------------------------------------------------------------------
M.S. Rousseau            -                  -                0/130,000                 0/0
---------------------------------------------------------------------------------------------------

NOTE:
1. The closing price of the Corporation's common shares on The Toronto Stock Exchange on December 31, 1999 was $Cdn.8.60


      LONG TERM INCENTIVE PLANS -- AWARDS IN THE MOST RECENTLY COMPLETED
                                FINANCIAL YEAR

-----------------------------------------------------------------------------------------------------------------------
                                                               Estimated Future Payouts Under Non-Securities-Price
                                                                                  Based Plans(1)
-----------------------------------------------------------------------------------------------------------------------
                                           Performance or
                    Securities Units     Other Period Until       Threshold             Target             Maximum
Name               or Other Rights(1)       Maturation or
                          (#)                  Payout                (#)                 (#)                 (#)
-----------------------------------------------------------------------------------------------------------------------
W.E. Tyler              225,000            December, 2001          56,250              225,000             450,000
-----------------------------------------------------------------------------------------------------------------------
T.J. McKiernan           22,800            December, 2001           5,700               22,800              24,200
-----------------------------------------------------------------------------------------------------------------------
S.E. Buck                12,100            December, 2001           3,025               12,100              24,200
-----------------------------------------------------------------------------------------------------------------------
R.M. Jones               10,400            December, 2001           2,600               10,400              20,800
-----------------------------------------------------------------------------------------------------------------------
J.D. Wyner                 -               December, 2001            -                    -                   -
-----------------------------------------------------------------------------------------------------------------------
M.S. Rousseau            12,100            December, 2001           3,025               12,100              24,200
-----------------------------------------------------------------------------------------------------------------------

NOTE:
1. Represents 1999 contingent grant denominated in Moore common shares as first year of a three-year performance period under the Long Term Incentive Performance Plan described more fully on page 14.

RETIREMENT ARRANGEMENTS

                                    TABLE 1
                    ESTIMATED ANNUAL PENSION BENEFITS PAYABLE

---------------------------------------------------------------------------------------
Remuneration                               Years of Service
---------------------------------------------------------------------------------------
    ($)           15           20           25           30           35           40
---------------------------------------------------------------------------------------
  300,000       72,000       96,000      120,000      144,000      168,000      192,000
---------------------------------------------------------------------------------------
  400,000       96,000      128,000      160,000      192,000      224,000      256,000
---------------------------------------------------------------------------------------
  500,000      120,000      160,000      200,000      240,000      280,000      320,000
---------------------------------------------------------------------------------------
  600,000      144,000      192,000      240,000      288,000      336,000      384,000
---------------------------------------------------------------------------------------
  700,000      168,000      224,000      280,000      336,000      392,000      448,000
---------------------------------------------------------------------------------------
  800,000      192,000      256,000      320,000      384,000      448,000      512,000
---------------------------------------------------------------------------------------

Table 1 shows the total estimated annual retirement benefits payable to Messrs. McKiernan, Wyner, Buck, Jones and Rousseau. Remuneration is based on three-year final average earnings including salary and bonus. The benefits shown are assumed to be payable at age 65 as a joint survivor annuity and are subject to reduction by any social security benefits.

                                     TABLE 2
                    ESTIMATED ANNUAL PENSION BENEFITS PAYABLE

-------------------------------------------------------------------
Remuneration                     Years of Service
-------------------------------------------------------------------
    ($)            25            30           35            40
-------------------------------------------------------------------
 1,900,000        855,000     1,026,000     1,197,000     1,368,000
-------------------------------------------------------------------
 2,000,000        900,000     1,080,000     1,260,000     1,440,000
-------------------------------------------------------------------
 2,100,000        945,000     1,134,000     1,323,000     1,512,000
-------------------------------------------------------------------
 2,200,000        990,000     1,188,000     1,386,000     1,584,000
-------------------------------------------------------------------
 2,300,000      1,035,000     1,242,000     1,449,000     1,656,000
-------------------------------------------------------------------

Table 2 shows the total estimated annual retirement benefits payable to Mr. Tyler. The benefits shown are assumed to be payable at age 60 as a surviving spouse annuity.

The Named Executive Officers have the following periods of credited service under the retirement program as of December 31, 1999: Mr. Tyler - 26.8 years; Mr. McKiernan - 38.6 years; Mr. Wyner - 7.2 years; Mr. Buck - 4.0 years; Mr. Jones - 2.1 years; and Mr. Rousseau - 0.6 years. Credited service for Mr. Wyner is accruing at the rate of two years for each year during the first five years of service. The average pensionable earnings as of December 31, 1999 were: $1,921,800 for Mr. Tyler; $590,970 for Mr. McKiernan; $419,549 for
Mr. Wyner; $340,429 for Mr. Buck; $384,314 for Mr. Jones; and $526,241 for Mr. Rousseau.

In the event Mr. Wyner was to terminate prior to completing five years of service, his credited service would be accelerated to ten years.

Messrs. McKiernan, Wyner, Buck, Jones and Rousseau are provided with the option of purchasing an annuity only upon a defined change of control of the Corporation, under a supplementary executive retirement plan. Moore will equalize the executive's tax position for any additional income tax to be paid as a result of the purchase of an annuity.

Mr. Tyler's supplemental executive retirement program provides for a target retirement income of 72% of final average earnings, upon the completion of 40 years of pension service. This target benefit is payable at age 60 and is inclusive of any other Moore pensions. Mr. Tyler was granted 25 years of credited service at the time of hire. Upon a defined change of control and under the terms of Mr. Tyler's employment agreement, the present value of the annuity described above shall be paid in a lump sum.

EMPLOYMENT ARRANGEMENTS

Moore's employment arrangements with its Named Executive Officers provide for their participation in Moore's executive compensation and benefit programs which are available to all management employees. Confidentiality and non-competition clauses are included to protect Moore should the employment of any Named Executive Officer be terminated. In the event of such termination, compensation would be provided in consideration of certain non-competition covenants. Messrs. Buck, McKiernan and Wyner would receive payments of an amount equal to two times their annual salary. Messrs. Rousseau and Jones would receive a payment equal to their annual salary, which would be extended by six months if they are not employed after one year. Named Executive Officers may also receive vested benefits under Moore's primary pension plans and supplemental executive retirement program.

Mr. Tyler's employment arrangements are described under the section "Chief Executive Officer's Compensation."

Moore has change of control agreements with Messrs. Jones, McKiernan and Rousseau. The change of control agreements are meant to induce these employees to remain with the Corporation, and to reinforce and encourage their continued attention and dedication when faced with the possibility of a change of control of the Corporation. If a change of control of the Corporation is effected, the agreements include provisions to pay two-and-a-half years of salary and annual bonus for Mr. McKiernan and two times salary and annual bonus for Messrs. Jones and Rousseau. All awards under the Long Term Incentive Performance Plan will be paid out at target or actual level of achievement, if that level exceeds target. Any options to acquire shares of the Corporation which have been granted and are still outstanding at the date of a change in control shall become fully exercisable.

A deferred compensation plan is in place for senior executives of Moore North America, Inc., the Corporation's principal U.S. subsidiary. The purpose of the plan is to allow participating executives an opportunity to defer receipt of their annual incentive plan compensation. In 1999 all Named Executive Officers were required to defer 25% of their annual incentive plan compensation.

COMPOSITION OF THE MANAGEMENT RESOURCE COMMITTEE

The Management Resource Committee members are Brian M. Levitt (Chairman), Derek H. Burney, Thomas E. Kierans, Richard J. Lehmann and Jeanette P. Lerman. With the exception of Mr. Kierans, who is Chairman of the Board, none of the Committee members are, or have been, an officer or an employee of Moore or any of its subsidiaries.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

The objectives of the executive compensation policies are to target a competitive level of compensation which will enable Moore to attract, retain and motivate qualified executives to create shareholder value, to carry out its strategic objectives and to link the level of compensation to the performance of Moore and the executive.

Moore's aim is to pay total compensation to its executives in the mid-range of compensation paid to executives with similar responsibilities at comparable corporations. Compensation packages at Moore consist of base salary, annual incentive awards and equity based awards under long term incentive plans. The compensation packages are designed to deliver up to 75th percentile compensation for superior performance.

The Committee believes that providing an equity interest in the advancement of Moore through the issuance of options and contingent share units, together with the potential to achieve annual cash bonuses, serves to align effective executive and corporate performance. In 1999 an incentive program was introduced which focuses on improvement in Economic Value Added-Registered Trademark- (EVA) as a performance measure to increase senior executive focus on creating shareholder value.

From time to time, Moore retains independent consultants to assist its human resources staff and the Committee in obtaining competitive data and to provide advice on meeting its overall compensation objectives.

BASE SALARY

The executive salary structure consists of salary ranges for all executive positions including those of the Named Executive Officers. The salary structure is reviewed each year to determine its competitive level relative to a group of comparable companies. Moore's objective is to establish salary-range mid-points at the 50th (median) percentile of the comparator group. The Committee reviews and recommends to the Board for approval any proposed adjustment to the salary structure. With respect to senior executives, the Committee assesses the overall scope and level of responsibility of the senior executive position relative to other positions within Moore and to the scope and level of responsibility of comparable positions within the comparable group of companies. The executive salary structure was increased by 3% for 1999.

Senior executive salary reviews are based on pay for performance and are reviewed on an annual basis. The Committee takes into consideration Moore's overall performance, the performance of the unit headed by the executive, the performance of the executive, the relationship of the executive's salary to the salary range for the position and other considerations the Committee believes are appropriate in the circumstances. Assessment of performance takes into consideration attainment of pre-established financial objectives including revenues, earnings per share, cash flow and EVA targets and the relative achievement of other operating objectives such as restructuring, market share improvement, new product introduction and succession planning and development. The Committee makes recommendations on salary adjustments for senior executives to the Board for approval.

For l999 the Committee recommended increases for a number, but not all, of the incumbent senior executives. The average increase was 3.6%. Effective January 1, l999, Mr. Tyler received a 7.5% increase, Mr. Buck a 10% increase, Mr. Jones a 5% increase and Mr. Wyner a 4% increase.

ANNUAL INCENTIVE PLAN

In 1999 the annual incentive plan focused on creating shareholder value and was based on achievement of pre-established targets for operating income and improvement in corporate EVA. A portion of the bonus for all participants was based on corporate EVA improvement results. The balance of the bonus was based on either corporate or business unit operating income results as appropriate for each executive. Executives are required to receive 25% of their 1999 bonuses in the form of deferred share units to be held throughout their employment at Moore.

Results for corporate EVA improvement exceeded target and the maximum bonus was paid on that portion of the plan. The corporate operating income target was also exceeded which resulted in above target but less than maximum bonus paid on that measure. Business unit operating income results varied by business unit and bonuses were paid accordingly.

LONG TERM INCENTIVE PLAN

The purpose of the long term incentive plan is to advance the interests of Moore by providing certain of its key employees with additional equity based incentives; encouraging stock ownership by such employees, thereby increasing their proprietary interest in the success of Moore; encouraging them to remain employees of Moore; and attracting new key employees.

The plan is an integral part of total executive compensation. In 1999 the Committee recommended and the Board approved option grants at the median level of grants extended to positions within comparable companies.

LONG TERM INCENTIVE PERFORMANCE PLAN

In 1999 certain senior executives participated in a new incentive plan to help focus executive management on the long term profitable growth of Moore through the creation of shareholder value. Improvement in corporate EVA is the performance measure used in the plan. Contingent annual grants are denominated in Moore common shares and are earned over a three-year period. Guidelines for share ownership have been established for the participants in this plan at a value equal to two to five times annual salary. Earned awards will be paid out in the form of deferred share units that the executive must hold until they have reached the guideline level of share ownership.

Results for 1999 exceeded the targeted improvement in corporate EVA for the year. Results achieved for 1999 exceeded the prorated target for the year but the amount actually earned will be determined on the cumulative results over a performance period of three years. Contingent share units of 354,800 were granted in 1999. A contingent grant will also be made for the performance period 2000 through 2002.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

W. Ed Tyler was appointed President and Chief Executive Officer of the Corporation on April 1, 1998. At that time, an employment agreement was entered into with Mr. Tyler which provides for an annual salary of not less than $750,000. Mr. Tyler was given a 7.5% increase effective January 1, l999 to bring his annual salary to $806,250.

Mr. Tyler is eligible to receive an annual cash bonus not to exceed 200% of his salary, with a target of 100%. In l999 the bonus was based on achievement of established targets for improvement in corporate EVA and operating income. Mr. Tyler's bonus of $1,431,900 was at 177.6% of his salary. Mr. Tyler is required to receive 25% of this bonus in the form of deferred share units to be held throughout his employment at Moore. Mr. Tyler received a stock option grant of 379,000 common shares under the Long Term Incentive Plan in l999. Mr. Tyler participated in the Long Term Incentive Performance Plan in l999 and received a 225,000 contingent grant denominated in Moore shares. Results achieved for 1999 exceeded the prorated target for the year but the amount actually earned will be determined on the cumulative results over a performance period of three years.

In 1999 Mr. Tyler received 9,863 share units as dividend payments on share units granted to him when he joined Moore.

Mr. Tyler participated in the deferred compensation plan for senior executives of Moore North America, Inc. in 1999.

Mr. Tyler's employment agreement has change of control provisions. If a change of control of the Corporation is effected, the provisions provide for Mr. Tyler to be paid an amount equal to the greater of three years annualized total compensation or the number of whole and fractional years remaining under his employment agreement. Any options to acquire shares of the Corporation, which have been granted and are still outstanding at the date of a change in control, shall become fully exercisable.

Mr. Tyler's pension benefits are described under Retirement Arrangements on page 12.

In the event of Termination without Cause (as defined) or a Termination for Good Reason (as defined), Mr. Tyler shall be entitled to all amounts then owing to him plus a lump sum equal to two times his Annualized Total Compensation (as defined) and certain benefits for two years. In the event such termination is within two years after a Change of Control, the multiple is increased to three times. In addition, in calculating supplemental retirement benefits, Mr. Tyler will be credited with these additional years of service or, if greater, the period then remaining in the employment period.

MANAGEMENT RESOURCE COMMITTEE

Signed by:
Brian M. Levitt (Chairman), Derek H. Burney, Thomas E. Kierans,
Richard J. Lehmann and Jeanette P. Lerman.

PERFORMANCE GRAPH

The following graph and related information compares the annual changes over the last five years in the value of $Cdn.100 invested in Moore common shares, assuming reinvestment of dividends in Canadian dollars, and the TSE 300 Index which incorporates dividend reinvestment.

                                    [GRAPH]

MCL        $100      $102       $119      $ 96      $ 75      $ 39
TSE 300    $100      $114       $147      $169      $166      $219

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS OTHER THAN UNDER SECURITIES PURCHASE PROGRAMS

As at February 15, 2000, the aggregate indebtedness (other than routine indebtedness) of directors, executive officers, senior officers and employees outstanding to the Corporation and its subsidiaries was $945,834. These loans are in excess of the employee's annual salary and represent house loans provided to employees under the corporate house loan policy following a company requested relocation. The loans bear interest at 4.3% per annum, have a term of 7 years and are secured by mortgages on the houses.

Indebtedness under the house loan policy of senior officers is set out in the table following.

                      TABLE OF INDEBTEDNESS OF DIRECTORS,
                    EXECUTIVE OFFICERS AND SENIOR OFFICERS

------------------------------------------------------------------------------------------------------------------
   Name and Principal Position      Involvement of Moore      Largest Amount Outstanding     Amount Outstanding as
                                                                     During 1999             at February 15, 2000
                                                                         ($)                          ($)
------------------------------------------------------------------------------------------------------------------
J.D. Wyner                          A subsidiary of Moore               350,000                      349,129
Vice President and President,       as lender
Peak Technologies Inc.
Potomac, Maryland
------------------------------------------------------------------------------------------------------------------
M.S. Rousseau                       A subsidiary of Moore               600,000                      596,705
Senior Vice President and Chief     as lender
Financial Officer
------------------------------------------------------------------------------------------------------------------

DIRECTORS' AND OFFICERS' INSURANCE

The Corporation has purchased insurance for the benefit of the directors and officers subject to certain limitations contained in the Business Corporations Act (Ontario). The premium amounts to $177,104 annually. The policies provide coverage of $50 million for each director and officer subject to a maximum of $50 million in any policy year. Each claim against a director or officer is not subject to any deductible for the individual director or officer or directors and officers as a group. The policy provides for a deductible of $500,000 per occurrence for losses occurring in the United States and $250,000 per occurrence for losses occurring elsewhere.

The by-laws of the Corporation provide for the indemnification of directors and officers from and against any liability and costs in respect of any action or suit against them in respect of the execution of their duties of office subject to the limitations referred to therein. In 1999 indemnification agreements were put in place for directors and officers of the Corporation. These agreements are complementary to by-law and insurance policy provisions and specify the process for indemnification claims.

APPOINTMENT OF AUDITORS

A resolution will be submitted to the meeting to appoint PricewaterhouseCoopers LLP as auditors of the Corporation for a term expiring with the annual meeting of shareholders in 2001 and to authorize the directors to fix the remuneration to be paid to the auditors. To become effective, such resolution must be approved by a majority of the votes cast at the meeting. PricewaterhouseCoopers LLP have served as auditors of the Corporation since 1929.

PricewaterhouseCoopers LLP will be represented at the meeting and will have an opportunity to make a statement if they so desire and to answer appropriate questions.

RECONFIRMATION OF SHAREHOLDER RIGHTS PLAN

At the meeting, shareholders will be asked to reconfirm the Corporation's shareholder rights plan ("Rights Plan"), the terms and conditions of which are set out in the amended and restated Shareholder Rights Plan Agreement ("Rights Agreement") dated as of February 28, 2000, between the Corporation and Montreal Trust Company of Canada (the "Rights Agent"), a copy of which is set forth in Schedule A. The Rights Agreement amends and restates the terms of Moore's existing shareholder rights plan agreement.

RECONFIRMATION BY SHAREHOLDERS

Under the provisions of the Rights Agreement, the Rights and the Rights Agreement will terminate if the Rights Agreement is not reconfirmed by ordinary resolution passed by shareholders at the annual and special meeting. See "Shareholder Approval" on page 21.

RECOMMENDATION OF THE BOARD OF DIRECTORS

In adopting the amended and restated Rights Agreement, the Board of Directors of Moore considered the appropriateness of maintaining a shareholder rights plan in place and concluded, for the reasons discussed below, that it was in the best interests of the Corporation and its shareholders to do so. In amending and restating the Rights Plan, the Board has taken into account comments by institutional investors on the terms of rights plans generally. The Rights Plan as amended and restated is consistent with the form of current plans adopted by other major Canadian companies.

The Board of Directors has made few substantive changes to the Corporation's existing Rights Plan. Those changes include the following:

     (i)    extending the Rights Plan for a period of three years;

     (ii)   reducing the period a Permitted Bid must be outstanding to 60 days;

     (iii) facilitating so-called "lock-up agreements" between an Offeror and shareholders provided such agreements meet certain requirements;

     (iv)   narrowing the definition of "acting jointly and in concert"; and

     (v)    appointing Montreal Trust Company of Canada as successor Rights
            Agent.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RECONFIRM THE RIGHTS AGREEMENT, AS AMENDED AND RESTATED, BY VOTING IN FAVOUR OF THE RESOLUTION TO BE SUBMITTED TO THE MEETING.

REASONS FOR RECONFIRMATION OF THE RIGHTS PLAN

The Rights Plan was originally adopted in 1990 (and renewed in 1995) to provide the Board of Directors of the Corporation with sufficient time, in the event of a public take-over bid or tender offer for the common shares of the Corporation, to pursue alternatives to enhance shareholder value. These alternatives could include take-over bids or offers from other interested parties to provide shareholders the best opportunity to realize the maximum sale price. In addition, the directors would be able to explore and, if feasible, advance other alternatives to maximize share value through possible corporate reorganizations or other transactions.

The Board of Directors believes that under the current rules relating to take-over bids and tender offers in Canada and the United States, being essentially the same rules that were applicable at the time the Rights Plan was originally adopted, there is not sufficient time for the directors to explore and develop alternatives for shareholders in the event of a bid. Under these rules, a take-over bid must remain open in Canada for a minimum of 21 days and in the United States for a minimum of 20 business days. The result is that shareholders may fail, in the absence of the Rights Plan, to realize the maximum value for their shares.

In addition, the Board of Directors believes that the Rights Plan will encourage persons seeking to acquire control of the Corporation to do so by means of a public take-over bid or tender offer available to all shareholders. The Rights Plan will deter acquisitions by means that deny some shareholders the opportunity to share in the premium that an acquiror is likely to pay upon an acquisition of control. The common shares of the Corporation are listed on stock exchanges in Canada and the United States and there is no uniformity in the rules which apply in these markets to ensure that the tactics of persons seeking to acquire control of the Corporation, such as market accumulations and

"street sweeps", will not be contrary to the best interests of shareholders. The Rights Plan is designed to ameliorate this situation.

Decisions of Canadian securities regulators indicate that a shareholder rights plan can be appropriately used to encourage persons seeking to acquire control of the Corporation to do so by means of a public take-over bid or tender offer available to all shareholders.

The Board of Directors believes that the Rights Plan will not adversely limit the opportunity for shareholders to dispose of their shares through a take-over bid or tender offer for the Corporation which provides fair value to all shareholders. The Directors will continue to be bound to consider fully and fairly any take-over bid or tender offer for shares of the Corporation and to discharge those responsibilities with a view to the best interests of shareholders.

The provisions of the Rights Plan relating to Permitted Bids, which are described below under "The Corporation's Rights Plan - Permitted Bids", will permit shareholders to tender to a take-over bid or tender offer which is a "Permitted Bid" regardless of the views of the Board of Directors as to the acceptability of the bid or offer.

It is not the intention of the Board of Directors in recommending the reconfirmation of the Rights Plan to secure the continuance in office of the existing members of the Board or to avoid an acquisition of control of the Corporation in a transaction that is fair and in the best interests of shareholders. The rights of shareholders under existing law to seek a change in the management of the Corporation or to influence or promote action of management in a particular manner will not be affected by the Rights Plan.

The proposal to reconfirm the Rights Plan is not being made in response to or in anticipation of any pending or threatened take-over bid or tender offer for the common shares of the Corporation.

THE CORPORATION'S RIGHTS PLAN

The principal terms of the Rights Plan, as amended and restated, are summarized below. Capitalized terms used but not defined in this summary are used as defined in the Rights Agreement. For full particulars, please refer to the text of the Rights Agreement attached as Schedule A. The summary below is qualified by reference to the actual provisions of the Rights Agreement.

GENERAL

The Rights were issued pursuant to the Rights Agreement between the Corporation and the former Rights Agent. Each Right entitles the registered holder thereof to purchase from the Corporation on the occurrence of certain events described below, one common share at the price of $120 per common share, subject to adjustment (the "Exercise Price"). If a Flip-in Event occurs, each of the Rights entitles the registered holder to receive, upon payment of the Exercise Price, the number of common shares that have a Market Price at the date of that occurrence equal to twice the Exercise Price. The Rights are not exercisable until the Separation Time. The Rights expire on the termination of the annual meeting of the Corporation in the year 2003, unless earlier terminated by the Board in accordance with the Rights Agreement.

TRADING OF RIGHTS

Until the Separation Time, the Rights are evidenced only by outstanding common share certificates. The Rights Plan provides that, until the Separation Time, the Rights will be transferred with and only with the associated common shares. Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to the holders of record of common shares as of the close of business at the Separation Time and, thereafter, the Rights Certificates alone will evidence the Rights.

SEPARATION TIME

The Rights will separate and trade apart from the common shares following the Separation Time. The Separation Time means the close of business on the tenth Trading Day after the earlier of (i) the first date (the "Stock

Acquisition Date") of public announcement of facts indicating that a person has become an Acquiring Person; and (ii) the date of commencement of, or the first public announcement of the intent of any person to commence a Take-over Bid; or such later date as may be determined by the Board.

ACQUIRING PERSON AND BENEFICIAL OWNERSHIP

An "Acquiring Person" is a person who Beneficially Owns 20% or more of the outstanding common shares of the Corporation. The Rights Agreement provides certain exceptions including a person who acquires 20% or more of the outstanding common shares through a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro-Rata Acquisition or a Convertible Security Acquisition. There are also certain exceptions for the benefit of Fund Managers, Trust Companies and administrators of pension funds or plans.

A Person is not deemed to Beneficially Own any security deposited, without any prior agreement or arrangement with the Offeror, to a Take-over Bid until such security is taken-up under the bid. In addition, a Person is not deemed to Beneficially Own any security deposited to a Take-over Bid pursuant to a Lock-up Agreement which meets certain requirements. For this purpose, a Lock-up Agreement is an agreement between an Offeror and a shareholder under which the shareholder agrees to deposit common shares to a Take-over Bid made by the Offeror. In order to constitute a Lock-up Agreement as defined, the agreement must permit the shareholder to withdraw any common shares tendered to the Take-over Bid in order to deposit them to a higher offer. The Lock-up Agreement may not provide for fees payable by the shareholder for doing so which exceed the greater of 2.5% of the consideration payable to the shareholder under the original Take-over Bid and 50% of the amount of the increase in consideration offered pursuant to a competing bid.

FLIP-IN EVENT

If a person becomes an Acquiring Person (this is called a "Flip-in Event"), each Right, other than those held by the Acquiring Person and certain related parties, becomes the right to purchase from the Corporation, upon exercise, the number of common shares having an aggregate Market Price on the date of the Flip-in Event equal to twice the Exercise Price upon payment of an amount in cash equal to the Exercise Price. The result is the potential for huge dilution to the shareholding of an Acquiring Person. As a result, an Offeror making a Take-over Bid will ensure that it does not become an Acquiring Person and thereby trigger the Plan.

PERMITTED BIDS

A Flip-in Event does not occur if a Take-over Bid is a Permitted Bid. A Permitted Bid is a Take-over Bid made by means of a Take-over Bid circular which among other things contains, and the take-up and payment for common shares deposited is subject to, an irrevocable and unqualified provision that:

     (a) shares deposited pursuant to the Take-over Bid may be withdrawn at any time prior to such shares being taken-up and paid for;

     (b)  no shares shall be taken-up or paid for pursuant to the Take-over Bid
          (x) prior to the Close of Business on a date which is not less than 60 days following the date of the Take-over Bid and (y) unless at the date of take-up and payment more than 50% of the then outstanding common shares held by Independent Shareholders have been deposited to the Take-over Bid and not withdrawn; and

     (c) in the event that common shares are taken-up and paid for, a public announcement will be made of that fact and the Take-over Bid will remain open for further deposits of common shares on the same terms for a period of not less than 10 days from the date of such public announcement.

TAKE-OVER BID

A Take-over Bid is defined in the Rights Plan as an offer to acquire common shares or securities convertible into common shares, where the common shares subject to such offer, together with the common shares into which the securities subject to the offer are convertible, and the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding common shares of the Corporation at the date of such offer.

REDEMPTION

The Board of Directors may, with prior shareholder approval, and at any time prior to the occurrence of a Flip-in Event, elect to redeem all, but not less than all, of the outstanding Rights at a redemption price of $0.0001 per Right, subject to adjustment in certain events.

WAIVER

The Board of Directors may at any time prior to the occurrence of a Flip-in Event determine to waive the application of the Flip-in Event provisions of the Rights Agreement to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular. If the Board of Directors waives the application of the Flip-in Event provisions to such a Flip-in Event, the Board of Directors is deemed to have waived the application of the Flip-in Event provisions to any other Flip-in Event occurring by reason of any competing Take-over Bid made by means of a Take-over Bid circular prior to or reasonably contemporaneously with the granting of such waiver. The Board of Directors may also waive the application of the Flip-in Event provisions to a Flip-in Event where the Acquiring Person became such by inadvertence provided such Acquiring Person reduces its beneficial ownership of shares within 30 days such that it is no longer an Acquiring Person.

AMENDMENTS

The Corporation may make amendments to the Rights Agreement to correct clerical or typographical errors or to make changes which the Board of Directors considers are required to maintain the validity of the Rights Agreement as a result of any change in applicable legislation. Any such change must be submitted to shareholders for their approval at the next meeting of shareholders (or if made after the Separation Time, to a meeting of holders of the Rights at a meeting called for a date not later than the date of the next meeting of shareholders of the Corporation). The Corporation may, with the prior consent of the holders of common shares, at any time before the Separation Time or, if after the Separation Time, with the prior consent of holders of Rights, supplement, amend, vary or rescind any provision of the Rights Agreement and the Rights (whether or not such action would materially adversely affect the interests of holders of Rights, generally). No such amendment or variation will be made without the prior approval, where required, of The Toronto Stock Exchange.

SHAREHOLDER APPROVAL

In order for the Rights Agreement to remain effective, the Rights Agreement, as amended and restated, must be reconfirmed by a resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of the reconfirmation of the Rights Agreement at the annual and special meeting. As of the date of this circular, to the knowledge of the directors, all outstanding common shares of the Corporation are eligible to be voted in respect of the resolution reconfirming the Rights Plan. See the definition of "Independent Shareholders" in the Rights Agreement.

SHAREHOLDER PROPOSALS

Any shareholder proposals for the 2001 annual meeting of shareholders must be submitted no later than February 17, 2001 to the Secretary of the Corporation, at 1 First Canadian Place, P.O. Box 78, Toronto, Canada M5X 1G5, in order to be considered for inclusion in the Corporation's management information circular and proxy statement for that meeting.

DIRECTORS' APPROVAL

The contents of this circular and the sending of it to the shareholders of the Corporation have been approved by the Board of Directors of the Corporation.


By order of the Board.

J.M. Wilson
Vice President and Secretary

Toronto, Canada
March 15, 2000

COPIES OF THE CORPORATION'S LATEST ANNUAL REPORT ON FORM 10-K AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND WITH THE CANADIAN SECURITIES AUTHORITIES AS THE ANNUAL INFORMATION FORM (TOGETHER WITH THE DOCUMENTS INCORPORATED THEREIN BY REFERENCE), MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE CORPORATION'S FINANCIAL CONDITION AND RESULTS FOR 1999, COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS OF THE CORPORATION FOR 1999, TOGETHER WITH THE REPORT OF THE AUDITORS THEREON AND THIS CIRCULAR ARE AVAILABLE THROUGH SEDAR AT HTTP://WWW.SEDAR.COM AND EDGAR AT HTTP://WWW.SEC.GOV/EDGARHP.HTM OR UPON REQUEST FROM THE CORPORATE COMMUNICATIONS DEPARTMENT.

                                   SCHEDULE A




                        SHAREHOLDER RIGHTS PLAN AGREEMENT




------------------------------------------------------------------------------

                          DATED AS OF FEBRUARY 28, 2000

                                     BETWEEN

                            MOORE CORPORATION LIMITED

                                       AND

                        MONTREAL TRUST COMPANY OF CANADA

                                 AS RIGHTS AGENT

------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1. INTERPRETATION.......................................................2

1.1. CERTAIN DEFINITIONS........................................................2
1.2. CURRENCY..................................................................16
1.3. NUMBER AND GENDER.........................................................16
1.4. SECTIONS AND HEADINGS.....................................................16
1.5. STATUTORY REFERENCES......................................................16
1.6. ACTING JOINTLY OR IN CONCERT..............................................17
1.7. DETERMINATION OF PERCENTAGE OWNERSHIP.....................................17

ARTICLE 2. THE RIGHTS..........................................................17

2.1. LEGEND ON VOTING SHARE CERTIFICATES.......................................17
2.2. EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS..................18
2.3. ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS...........................21
2.4. DATE ON WHICH EXERCISE IS EFFECTIVE.......................................27
2.5. EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES.....27
2.6. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.......................28
2.7. MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES.................29
2.8. PERSONS DEEMED OWNERS.....................................................29
2.9. DELIVERY AND CANCELLATION OF CERTIFICATES.................................30
2.10. AGREEMENT OF RIGHTS HOLDERS..............................................30

ARTICLE 3. ADJUSTMENTS TO THE RIGHTS UPON FLIP-IN EVENT........................31

3.1. FLIP-IN EVENT.............................................................31

ARTICLE 4. THE RIGHTS AGENT....................................................33

4.1. GENERAL...................................................................33
4.2. MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT...34
4.3. DUTIES OF RIGHTS AGENT....................................................34
4.4. CHANGE OF RIGHTS AGENT....................................................37

ARTICLE 5. MISCELLANEOUS.......................................................38

5.1. REDEMPTION AND TERMINATION................................................38
5.2. EXPIRATION................................................................39
5.3. ISSUANCE OF NEW RIGHTS CERTIFICATES.......................................40
5.4. SUPPLEMENTS AND AMENDMENTS................................................40
5.5. FRACTIONAL RIGHTS AND FRACTIONAL SHARES...................................41
5.6. RIGHTS OF ACTION..........................................................42
5.7. HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER.................................42
5.8. NOTICE OF PROPOSED ACTIONS................................................43
5.9. NOTICES...................................................................43
5.10. COSTS OF ENFORCEMENT.....................................................44
5.11. REGULATORY APPROVALS.....................................................44
5.12. DECLARATION AS TO NON-CANADIAN AND NON-U.S. HOLDERS......................44
5.13. SUCCESSORS...............................................................44
5.14. BENEFITS OF THIS AGREEMENT...............................................45
5.15. GOVERNING LAW............................................................45
5.16. LANGUAGE.................................................................45
5.17. COUNTERPARTS.............................................................45

                                      -2-


5.18. SEVERABILITY.............................................................45
5.19. EFFECTIVE DATE...........................................................45
5.20. SHAREHOLDER APPROVAL.....................................................46
5.21. TIME OF THE ESSENCE......................................................46
5.22. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS.....................46
5.23. FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS...............................46

                              AMENDED AND RESTATED
                        SHAREHOLDER RIGHTS PLAN AGREEMENT

          THIS AGREEMENT DATED AS OF FEBRUARY 28, 2000,

B E T W E E N:

                    MOORE CORPORATION LIMITED, a corporation incorporated under the laws of Ontario (the "Corporation")

                                       - and -

                    MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder),

          WHEREAS the Corporation adopted an amended and restated Shareholder Rights Plan Agreement as of February 22, 1995 (the "Former Rights Plan") to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over bid for the Corporation;

          AND WHEREAS the Former Rights Plan expires at the termination of the annual meeting of the Corporation in the year 2000;

          AND WHEREAS the Board of Directors has determined that it is advisable and in the best interests of the Corporation to adopt an amended and restated version of the Former Rights Plan ("the Amended and Restated Rights Plan") and to propose that the shareholders of the Corporation approve the Amended and Restated Rights Plan at the annual meeting of shareholders in the year 2000;

          AND WHEREAS in connection with the implementation of the Former Rights Plan, the Board of Directors of the Corporation:

     (a) authorized and declared a distribution of one right (a "Right") in respect of each common share of the Corporation outstanding at the Record Time; and

     (b) authorized the issuance of one Right in respect of each common share subsequently issued by the Corporation;

all on the terms provided in the Former Rights Plan, and such Rights remain outstanding as of the date hereof;

          AND WHEREAS on and from the Effective Date each Right shall entitle the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

          AND WHEREAS the Corporation has appointed Montreal Trust Company of Canada as successor Rights Agent to act on behalf of the Corporation, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

          NOW THEREFORE in consideration of the premises and their respective agreements set forth herein, the parties hereby agree as follows:


                                   ARTICLE 1.
                                 INTERPRETATION

1.1.      CERTAIN DEFINITIONS

          For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "ACQUIRING PERSON" means any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation, but does not include:

          (i)    the Corporation or any Subsidiary of the Corporation;

          (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of:

                 (A)  a Voting Share Reduction;

                 (B)  a Permitted Bid Acquisition;

                 (C)  an Exempt Acquisition;

                 (D)  a Pro Rata Acquisition; or

                 (E)  a Convertible Security Acquisition;

          provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding by reason of a Voting Share Reduction, a Permitted Bid Acquisition, an Exemption Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition and thereafter becomes the Beneficial Owner of an additional 1% of the Voting Shares then outstanding (other than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition or a Convertible Security Acquisition), then as of the date that such Person becomes the Beneficial Owner of such additional Voting Shares, such Person shall be an "Acquiring Person";

          (iii)  for the period of 10 days after the Disqualification Date
                 (as defined below), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Clause 1.1(e)(v) solely because such Person makes or proposes to make a Take-over Bid either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "Disqualification Date" means the first date of public announcement that any Person is making or proposes to make a Take-over Bid including, without limitation, a report filed pursuant to Section 101 of the SECURITIES ACT or
                 Section 13(d) of the 1934 EXCHANGE ACT; or

          (iv) an underwriter or member of the banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution to the public of securities provided that such Person does not make or propose to make a Take-over Bid alone or by acting jointly or in concert with any other Person.

     (b) "AFFILIATE" when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under voting control with, such specified Person.

     (c) "AGREEMENT" means this amended and restated shareholder rights plan agreement, as it may be amended, modified or supplemented from time to time hereafter.

     (d) "ASSOCIATE", when used to indicate a relationship with a specified Person, means any relative of such specified Person who has the same home as such specified Person, or any person to whom such specified Person is married, or any person with whom such specified Person is living in a conjugal relationship outside marriage, or any relative of such spouse or other person who has the same home as such specified Person.

     (e) A Person shall be deemed the "BENEFICIAL OWNER", and to have "BENEFICIAL OWNERSHIP", of, and to "BENEFICIALLY OWN":

          (i) any securities as to which such Person or any Affiliate or Associate of such Person is the owner in law or equity;

          (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has the right to acquire, whether or not on condition or the happening of any contingency, either immediately or at any time within a period of 60 days:

                 (A)  upon the exercise of any Convertible Securities; or

                 (B) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities or pursuant to a pledge of securities in the ordinary course of business); and

          (iii) any securities which are Beneficially Owned within the meaning of Clauses 1.1(e)(i) or (ii) above by any other Person with which such Person is acting jointly or in concert;

          provided, however, that a Person shall not be deemed the "Beneficial
                 Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security:

          (iv) because such security has been deposited or tendered, without any prior agreement (other than a Lock-up Agreement) or arrangement in respect thereof, pursuant to any tender or exchange offer or Take-over Bid made by such Person or made by any Affiliate or Associate of such Person or made by any other Person acting jointly or in concert with such Person, unless such deposited or tendered security has been taken-up under such offer or Take-over Bid;

          (v)    because:

                 (A) such Person, or any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person, holds such security, provided that the ordinary course of business of any such Person (the "Fund Manager") includes the management of investment funds for others and such security is held by the Fund Manager in the ordinary course of such business in the performance of such Fund Manager's duties for the account of any other Person (a "Client");

                 (B) such Person (the "Trust Company") is licensed to carry on business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and holds such security in the ordinary course of such duties for such Estate Accounts or for such Other Accounts;

                 (C) such Person (the "Plan Administrator") is the administrator or the trustee of one or more pension funds or plans (a "Plan") registered under the laws of Canada or any province thereof or the laws of the United States of America or any state thereof;

                 (D) such Person (the "Crown Agent") is established by statute for purposes that included, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies; or

                 (E)  such Person is a Plan;

     provided, however, that in any of the foregoing cases the Fund Manager, the Trust Company, the Plan Administrator, the Crown Agent or the Plan, as the case may be, is not then making and has not then announced a current intention to make a Take-over Bid, alone or by acting jointly or in concert with any other Person, other than an Offer to Acquire (x) in connection with a distribution by the Corporation, (y) by means of a Permitted Bid Acquisition, or (z) by means of market transactions made in the ordinary course of the business of such Person (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;

          (vi) because such Person is a Client of the same Fund Manager as another Person on whose account the Fund Manager holds such security, or because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or because such Person is a Plan with the same Plan Administrator as another Plan on whose account the Plan Administrator holds such security;

          (vii) because such Person is a Client of a Fund Manager and such security is owned at law or in equity by the Fund Manager or because such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or such Person is a Plan and such security is owned at law or in equity by the Plan Administrator;

          (viii) because such Person is the registered holder of securities as a result of carrying on the business of, or acting as, a nominee of a securities depository.

     (f) "BOARD OF DIRECTORS" means, at any time, the board of directors of the Corporation as then constituted.

     (g) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which chartered banks in the City of Toronto are authorized or obliged by law to close.

     (h) "BUSINESS CORPORATIONS ACT (ONTARIO)" shall mean the BUSINESS CORPORATIONS ACT, R.S.O. 1990, c.B.16, and the regulations thereunder.

     (i) "CANADIAN-U.S. EXCHANGE RATE" shall mean on any date the inverse of the U.S.-Canadian Exchange Rate in effect on such date.

     (j) "CANADIAN DOLLAR EQUIVALENT" of any amount which is expressed in United States dollars shall mean on any day the Canadian dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date.

     (k) "CLOSE OF BUSINESS" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the office of the transfer agent for the Voting Shares in the City of Toronto (or, after the Separation Time, the offices of the Rights Agent in the City of Toronto) becomes closed to the public.

     (l) "COMMON SHARES" means the common shares in the capital of the Corporation and "common shares", when used with reference to any Person other than the Corporation means the class or classes of shares (or similar equity interests) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the class or classes of shares (or similar equity interests) having power (whether or not exercised) to control or direct the management of such other
           Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned other Person.

     (m)   "COMPETING PERMITTED BID" means a Take-over Bid that:

           (i) is made while another Take-over Bid which is a Permitted Bid is outstanding;

           (ii) satisfies all components of the definition of a Permitted Bid except that the definition of a Permitted Bid shall be satisfied for the purposes of this Clause 1.1(m)(ii) if the Take-over Bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, an irrevocable and unqualified condition that no Voting Shares shall be taken-up or paid for pursuant to the Competing Bid prior to the later of:

                 (A) the date which is 21 days after the date the Competing Permitted Bid is made; and

                 (B) the 60th day after the earliest of any other Permitted Bid that is then outstanding, provided that the expiry of the Competing Permitted Bid shall not occur at a time of day that is prior to the time of expiry of the earliest Permitted Bid on such date.

     (n)  "CONTROL": a corporation is "controlled" by another Person if:

          (i) securities entitled to vote in the election of directors carrying more than fifty percent (50%) of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person; and

          (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

     and "controls", "controlling" and "under voting control with" shall be interpreted accordingly.

     (o) "CONVERTIBLE SECURITIES" means at any time any right (regardless of whether such right constitutes a security) to acquire Voting Shares from the Corporation and any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion or exchange right (whether such right is exercisable immediately or within a period of 60 days after the relevant time and whether or not on condition or the happening of any contingency).

     (p) "CONVERTIBLE SECURITY ACQUISITION" means the acquisition of Voting Shares upon the exercise of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or Pro Rata Acquisition.

     (q)  "EFFECTIVE DATE" shall have the meaning attributed thereto in
          Section 5.19.

     (r) "ELECTION TO EXERCISE" has the meaning attributed thereto in Clause 2.2(d)(i).

     (s)  "EXEMPT ACQUISITION" means an acquisition:

          (i) in respect of which the Board of Directors has waived the application of Section 3.1 hereof pursuant to the provisions of Subsections 5.1(b), 5.1(c) or 5.1(d) hereof;

          (ii) which was made pursuant to a dividend reinvestment plan of the Corporation;

          (iii) pursuant to a distribution to the public by the Corporation of Voting Shares or Convertible Securities made pursuant to a prospectus; or

          (iv) pursuant to a distribution by the Corporation of Voting Shares or Convertible Securities by way of a private placement by the Corporation, provided that:

                 (A) all necessary stock exchange approvals for such private placement have been obtained and such private placement complies with the terms and conditions of such approvals; and

                 (B) the purchaser does not become the Beneficial Owner of more than 25% of the Voting Shares outstanding immediately prior to the private placement (and in making this determination, the securities to be issued to such purchaser pursuant to the private placement shall be deemed to be held by such purchaser but shall not be included in the aggregate number of outstanding Voting Shares immediately prior to the private placement).

     (t) "EXERCISE PRICE" shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of one whole Right and until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $120.00 (Canadian).

     (u)  "EXPIRATION TIME" shall mean the earlier of:

          (i)    the Termination Time;

          (ii) the termination of the annual meeting of the Corporation held in the year 2000 if the resolution referred to in Section 5.20 to be submitted to the annual meeting of the Corporation in the year 2000 is submitted to Independent Shareholders for their consideration and approval and if such approval is not given by the Independent Shareholders in accordance with
                 Section 5.20 at such meeting;

          (iii) the termination of the annual meeting of shareholders of the Corporation held in the year 2003 if the resolution referred to in Section 5.20 to be submitted to the annual meeting of the Corporation in the year 2003 is submitted to Independent Shareholders for their consideration and approval and if such approval is not given by the Independent Shareholders in accordance with Section 5.20; and

          (iv) the termination of the annual meeting of shareholders of the Corporation in the year 2006.

     (v) A "FLIP-IN EVENT" shall mean any transaction or event in or pursuant to which any Person becomes an Acquiring Person.

     (w) "INDEPENDENT SHAREHOLDERS" shall mean holders of Voting Shares of the Corporation but shall not include:

          (i)    any Acquiring Person;

          (ii)   any Offeror other than one referred to in Clause 1.1(e)(v);

          (iii)  any Affiliate or Associate of such Acquiring Person;

          (iv) any Person acting jointly or in concert with such Acquiring Person; or

          (v) any employee benefit plan, stock purchase plan, deferred profit sharing plan or any similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of any such plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a take-over bid.

     (x) "LOCK-UP AGREEMENT" means an agreement between an Offeror and another Person (the "Locked-up Person") under which the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror's Take-over Bid where:

          (i)    the agreement:

                 (A) permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-over Bid, or to support another transaction, that provides for a consideration for each Voting Share that is higher than the consideration contained in or proposed to be contained in, and is made for at least the same number of Voting Shares as, the Take-over Bid that the Locked-up Person has agreed to deposit or tender Voting Shares to pursuant to the Lock-up Agreement; or


                 (B) (a) permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-over Bid, or to support another transaction, that provides for a consideration for each Voting Share that exceeds by as much as or more than a specified amount (the "Specified Amount") the consideration for each Voting Share contained in or proposed to be contained in, and is made for at least the same number of Voting Shares as, the Take-over Bid that the Locked-up Person has agreed to deposit or tender Voting Shares to pursuant to the Lock-up Agreement, and
                      (b) does not by its terms provide for a Specified Amount that is greater than 7% over the consideration for each Voting Share contained in or proposed to be contained in the Take-over Bid that the Locked-up Person has agreed to deposit or tender Voting Shares to pursuant to the Lock-up Agreement;

     and for greater certainty, the Lock-up Agreement may contain a right of first refusal or require a period of delay to give the Offeror an opportunity to at least match a higher consideration in another Take-over Bid or transaction or other similar limitation on a Locked-up Person's right to withdraw Voting Shares from the Lock-up Agreement and not tender such Voting Shares to the Take-over Bid to which the Locked-up Person has agreed to deposit or tender, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares in sufficient time to tender to the other Take-over Bid or participate in the other transaction; and

          (ii) the agreement does not provide for any "break-up fees", "top-up fees", penalties, expense reimbursement or other amounts that exceed in the aggregate the greater of:

                 (A) the cash equivalent of 2.5% of the consideration payable under the Take-over Bid to the Locked-up Person; and

                 (B) 50% of the amount by which the consideration payable under another Take-over Bid or transaction to a Locked-up Person exceeds the consideration that such Locked-up Person would have received under the Take-over Bid;

     to be paid by a Locked-up Person pursuant to the Lock-up Agreement in the event that the Locked-up Person fails to deposit or tender Voting Shares to the Take-over Bid or withdraws Voting Shares in order to tender to another Take-over Bid or participate in another transaction.

     (y) "MARKET PRICE" per security of any securities on any date of determination shall mean the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on the Trading Day immediately preceding such date of determination, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in order to make it fully comparable with the closing price on the Trading Day immediately preceding such date of determination. The closing price per security of any securities on any date shall be:

          (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for such securities as reported by the principal Canadian stock exchange on which such securities are listed or admitted to trading; or

          (ii) if for any reason none of such prices is available on such day or the securities are not listed or posted for trading on a Canadian stock exchange, the last sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for such securities as reported by the principal national United States securities exchange on which such securities are listed or admitted to trading;

          (iii) if for any reason none of the foregoing prices are available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for such securities in the over-the-counter market, as quoted by any reporting system then in use; or

          (iv) if for any reason none of the foregoing prices are available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange or quoted by any such reporting system, the average of the closing bid and asked prices as furnished by a professional market maker (selected by the Board of Directors) making a market in the securities;

     provided, however, that if for any reason none of such prices is available on such day, the closing price per security of such securities on such date means the fair value per security of such securities on such date as determined by a nationally recognized investment dealer or investment banker (selected by the Board of Directors). The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof.

     (z) "1933 SECURITIES ACT" shall mean the SECURITIES ACT OF 1933 of the United States, as amended, and the rules and regulations thereunder.

     (aa) "1934 EXCHANGE ACT" shall mean the SECURITIES EXCHANGE ACT OF 1934 of the United States, as amended, and the rules and regulations thereunder.

     (bb) "OFFER TO ACQUIRE" shall include:

          (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares, or a public announcement of an intention to make such an offer or solicitation; and

          (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited;

     or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

     (cc) "OFFEROR" means a Person who has announced (and has not withdrawn) an intention to make, or who has made (and has not withdrawn), a Take-over Bid and includes any Affiliate or Associate of the Offeror and any person acting jointly and in concert with the Offeror but does not include a Person who has made a Take-over Bid that has terminated or expired and in respect of which such Person has no continuing right to take-up Voting Shares tendered to such Take-over Bid.

     (dd) "OFFEROR'S SECURITIES" means the Voting Shares Beneficially Owned on the date of a Take-over Bid by an Offeror.

     (ee) "PERMITTED BID" means a Take-over Bid made by an Offeror that is made by means of a Take-over Bid circular and which complies with the following provisions:

          (i) the Take-over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares of the Corporation shall be taken-up or paid for pursuant to the Take-over Bid (x) prior to the Close of Business on the date which is not less than 60 days following the date of the Take-over Bid and (y) unless, at such date, more than 50% of the then outstanding Voting Shares held by Independent Shareholders have been deposited pursuant to the Take-over
                 Bid and not withdrawn;

          (ii) the Take-over Bid contains an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, Voting Shares of the Corporation may be deposited pursuant to the Take-over Bid at any time during the period of time described in Clause (i) of this Subsection 1.1(ee) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken-up and paid for;

          (iii) the Take-over Bid contains an irrevocable and unqualified provision that in the event that the condition set forth in Clause (i) of this Subsection 1.1(ee) is satisfied, the Offeror making the Take-over Bid will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 days from the date of such public announcement;

     and the term Permitted Bid shall include a Competing Permitted Bid.

     (ff) "PERMITTED BID ACQUISITION" means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid.

     (gg) "PERSON" includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, government, governmental body or authority, group (as such term is used in Rule 13d-5 under the 1934 EXCHANGE ACT, as in effect on the date of this Agreement), corporation or other incorporated or unincorporated organization.

     (hh) "PRO RATA ACQUISITION" means an acquisition as a result of:

          (i) a stock dividend or a stock split or other event pursuant to which a Person receives or acquires Voting Shares or Convertible Securities on the same pro rata basis as all other holders of Voting Shares of the same class; or

          (ii) any other event pursuant to which all holders of Voting Shares of the Corporation are entitled to receive Voting Shares or Convertible Securities on a pro rata basis, including, without limiting the generality of the foregoing, pursuant to the receipt or exercise of rights issued by the Corporation and distributed to all the holders of a series or class of Voting Shares to subscribe for or purchase Voting Shares or Convertible Securities of the Corporation, provided that such rights are acquired directly from the Corporation and not from any other Person.

     (ii) "RECORD TIME" shall have the meaning ascribed to that term in the Former Rights Plan.

     (jj) "REDEMPTION PRICE" has the meaning attributed thereto in Subsection 5.1(a).

     (kk) "REGULAR PERIODIC CASH DIVIDEND" shall mean cash dividends paid on Voting Shares at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate in any fiscal year, the greatest of:

          (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Voting Shares in its immediately preceding fiscal year;

          (ii) 300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Voting Shares in its three immediately preceding fiscal years; and

          (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

     (ll) "RIGHTS CERTIFICATE" means the certificates representing the Rights after the Separation Time which shall be substantially in the form attached hereto as Exhibit A.

     (mm) "SECURITIES ACT" shall mean the SECURITIES ACT, R.S.O. 1990, c. s.5 and the rules and regulations thereunder.

     (nn) "SEPARATION TIME" shall mean the close of business on the tenth Trading Day after the earlier of:

          (i)   the Stock Acquisition Date; and

          (ii) the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid other than a Take-over Bid which is a Permitted Bid or a Competing Permitted Bid;

     or such later date as may from time to time be determined by the Board of Directors, provided that, if any such Take-over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for purposes of this Subsection 1.1(nn), never to have been made, and provided further that if the Board of Directors determines pursuant to Subsections 5.1(b), 5.1(c) or 5.1(d) hereof to waive the application of Section
          3.1 hereof to a Flip-in Event, the Separation Time in respect of such Flip-in Event shall be deemed never to have occurred.

     (oo) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 101 of the SECURITIES ACT or the 1934 EXCHANGE ACT) of facts indicating that a Person has become an Acquiring Person.

     (pp) "SUBSIDIARY" shall mean, in relation to another corporation, a corporation which:

          (i)    is controlled by:

                 (A)  that other corporation; or

                 (B) that other corporation and one or more corporations each of which is controlled by that other corporation; or

                 (C) two or more corporations each of which is controlled by that other; or

          (ii) is a Subsidiary of a corporation that is that other corporation's Subsidiary.

     (qq) "TAKE-OVER BID" shall mean an Offer to Acquire Voting Shares or securities convertible into Voting Shares, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible or exchangeable, and the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

     (rr) "TERMINATION TIME" shall mean the time at which the right to exercise Rights shall terminate pursuant to Section 5.1 or 5.20 hereof.

     (ss) "TRADING DAY", when used with respect to any securities, shall mean a day on which the principal Canadian or United States securities exchange (as determined by the Board of Directors) on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian or United States securities exchange, a Business Day.

     (tt) "U.S. - CANADIAN EXCHANGE RATE" shall mean, on any date:

          (i) if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

          (ii) in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated such manner as may be determined by the Board of Directors from time to time acting in good faith.

     (uu) "U.S. DOLLAR EQUIVALENT" of any amount which is expressed in Canadian dollars shall mean on any day the United States dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate in effect on such date.

     (vv) "VOTING SHARES" means the Common Shares of the Corporation and any other shares of capital stock or voting interests of the Corporation entitled to vote generally in the election of directors and "Voting Shares", when used with reference to any Person other than the Corporation, means Voting Shares of such other Person and any other shares of capital stock or voting interests of such other Person entitled to vote generally in the election of the directors of such other person.

     (ww) "VOTING SHARE REDUCTION" means an acquisition by the Corporation or the redemption by the Corporation of Voting Shares of the Corporation which by reducing the number of Voting Shares of the Corporation outstanding increases the proportionate number of Voting Shares Beneficially Owned by any Person.


1.2.      CURRENCY

          All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.


1.3.      NUMBER AND GENDER

          Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.


1.4.      SECTIONS AND HEADINGS

          The division of this Agreement into Articles, Sections, Subsections, Clauses and Subclauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections, Subsections, Clauses and Subclauses are to Articles, Sections, Subsections, Clauses and Subclauses of this Agreement.


1.5.      STATUTORY REFERENCES

          Unless the context otherwise requires, any reference herein to any act or rule or regulation thereunder shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefor, to the same as it was in effect on the date of such repeal.

1.6.      ACTING JOINTLY OR IN CONCERT

          For the purposes of this Agreement, a person is acting jointly or in concert with every Person who is a party to an agreement, commitment or understanding, whether formal or informal, with the first mentioned Person or any Associate or Affiliate of such first mentioned Person to acquire or make an Offer to Acquire Voting Shares of the Corporation (other than customary agreements with and between underwriters or banking group members or selling group members with respect to a distribution of securities or to a pledge of securities in the ordinary course of business).


1.7.      DETERMINATION OF PERCENTAGE OWNERSHIP

          For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person shall be, and be deemed to be, the product determined by the formula:

                           100 X    A
                                    B

          where

          A = the aggregate number of votes for the election of all directors generally attaching to the Voting Shares Beneficially Owned by such person; and

          B = the aggregate number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

          For purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is or is deemed to be the Beneficial Owner, all unissued Voting Shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.


                                   ARTICLE 2.
                                   THE RIGHTS


2.1.      LEGEND ON VOTING SHARE CERTIFICATES

     (a) Certificates for the Voting Shares issued after the Effective Date but prior to the earlier of (i) the Separation Time and (ii) the Expiration Time, shall, subject to Subsection 2.3, evidence one Right for each Voting Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

          "Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Shareholder Rights Plan Agreement
                 (the "Rights Agreement"), dated as of February 28, 2000 between Moore Corporation Limited (the "Corporation") and Montreal Trust Company of Canada, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. In certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, or a transferee thereof) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of, a copy of the Rights Agreement to the holder of this certificate without charge promptly after receipt of a written request therefor."

     (b) Certificates representing Voting Shares that are issued and outstanding on the Effective Date shall evidence one Right for each Voting Share evidenced thereby, notwithstanding the absence of the foregoing legend, until the earlier of (i) the Separation Time and
          (ii) the Expiration Time.


2.2.      EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

     (a) Subject to adjustment as herein set forth, each Right shall entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase one Voting Share for the Exercise Price, or the U.S. Dollar Equivalent of the Exercise Price, as at the Business Day immediately preceding the Separation Time (which Exercise Price and number of Voting Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

     (b) Until the Separation Time, (i) the Rights shall not be exerciseable and no Right may be exercised and (ii) each Right shall be evidenced by the certificate for the associated Voting Share registered in the name of the holder thereof and shall be transferable only together with, and shall be transferred by a transfer of, such associated Voting Share.

     (c) From and after the Separation Time and prior to the Expiration Time, the Rights may be exercised and the registration and transfer of the Rights shall be separate from and independent of Voting Shares. Promptly following the Separation Time, the Corporation shall issue and the Rights Agent shall mail to each holder of record of Voting Shares as of the Separation Time (other than an

          Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights) at such holder's address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

          (i) a Rights Certificate in substantially the form set out in Exhibit A hereto, appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule, regulation or judicial or administrative order made pursuant thereto or with any rule or regulation of any stock exchange or quotation system or self-regulatory organization on which the Rights may from time to time be listed or traded, or to conform to usage, and

          (ii) a disclosure statement prepared by the Corporation describing the Rights,

          provided that such materials shall not be sent to (A) an Acquiring
                 Person or (B) to a holder of record (a "Nominee") of Voting Shares or securities convertible into Voting Shares in respect of any Rights Beneficially Owned by an Acquiring Person; and the Corporation may require any Nominee or suspected Nominee to provide such information and documentation as the Corporation may reasonably require for such purpose.

     (d) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent (at its office in the city of Toronto, Canada or at any other office of the Rights Agent in the cities designated from time to time for that purpose by the Corporation):

          (i) the Rights Certificate evidencing such Rights, with an election to exercise an "Election to Exercise" substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the holder or his executors or administrators or other legal personal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

          (ii) payment by certified cheque or money order payable to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Voting Shares in a name other than that of the holder of the Rights being exercised.

     (e) Upon receipt of a Rights Certificate, with an Election to Exercise appropriately completed and duly executed, which does not indicate that such Rights are null and void as provided by Subsection 3.1(b), accompanied by payment as set forth in Clause 2.2(d)(ii), the Rights Agent (unless otherwise instructed in writing by the Corporation) will thereupon promptly:

          (i) requisition from the transfer agent of the Voting Shares certificates for the number of Voting Shares to be purchased (the Corporation hereby agreeing to authorize its transfer agent to comply with all such requisitions);

          (ii) after receipt of such Voting Share certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

          (iii) when appropriate, requisition from the Corporation the amount of cash, if any, to be paid in lieu of issuing fractional Voting Shares or fractional Rights;

          (iv) after receipt of such cash, deliver such cash to or to the order of the registered holder of the Rights Certificate;

          (v) tender to the Corporation all payments received on exercise of the Rights.

     (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

     (g)  The Corporation covenants and agrees that it will:

          (i) take all such action as may be necessary and within its power to ensure that all Voting Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

          (ii) take all such action as may reasonably be considered to be necessary and within its power to comply with any applicable requirements of the BUSINESS CORPORATIONS ACT (Ontario), the SECURITIES ACT and the securities legislation of each of the other provinces and territories of Canada, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Voting Shares upon exercise of Rights;

          (iii) use reasonable efforts to cause all Voting Shares issued upon exercise of Rights to be listed on the stock exchange(s) where the Voting Shares may be listed at that time;

          (iv) cause to be reserved and kept available out of its authorized and unissued Voting Shares, the number of Voting Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

          (v) pay when due and payable, any and all Canadian and United States federal, provincial and state transfer taxes (not in the nature of income or withholding taxes) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or certificates for Voting Shares, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer of Rights or the issuance or delivery of certificates for Voting Shares issued upon exercise of Rights in a name other than that of the holder of the Rights being exercised; and

          (vi) after the Separation Time, except as permitted by Section 5.1 or authorized under Section 5.4, not take (or permit any corporation it controls to take) any action if at the time such action is taken it is reasonably foreseeable that such action would diminish substantially or eliminate the benefits intended to be afforded by the Rights.


2.3.      ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS

     (a) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3. Fractional interests in securities resulting from such adjustments are subject to Section 5.5;

     (b) In the event that the Corporation at any time after the Record Time and prior to the Expiration Time:

          (i) declares or pays a dividend on the Voting Shares payable in Voting Shares (or other securities exchangeable for or convertible into or giving a right to acquire Voting Shares) other than pursuant to any dividend reinvestment plan of the Corporation and other than a dividend payable in Voting Shares (or other securities exchangeable for or convertible into or giving a right to acquire Voting Shares) in lieu of (and having a value no greater than) a regular periodic cash dividend;

          (ii) subdivides or changes the then outstanding Voting Shares into a greater number of Voting Shares;

          (iii) consolidates or changes the then outstanding Voting Shares into a smaller number of Voting Shares;

          (iv) issues any Voting Shares (or other securities exchangeable for or convertible into or giving a right to acquire Voting Shares) in respect of, in lieu of or in exchange for existing Voting Shares;

     the Exercise Price and the number of Rights outstanding shall be adjusted as follows:

          (A) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Voting Shares (the "Adjustment Factor") that a holder of one Voting Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold thereafter as a result thereof (assuming the exercise of all such exchange or conversion rights, if any); and

          (B) each Right held prior to such adjustment will become that number of Rights equal to the Adjustment Factor, and the adjusted number of Rights will be deemed to be distributed among the Voting Shares with respect to which the Original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Voting Share will have exactly one Right associated with it.

     (c) Adjustments pursuant to Subsection 2.3(b) shall be made successively, whenever an event referred to in Subsection 2.3(b) occurs.

     (d)  If an event occurs which would require an adjustment under both this
          Section 2.3 and Section 3.1 hereof, the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment pursuant to Section 3.1 hereof.

     (e) In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Voting Shares or otherwise change the number of outstanding Voting Shares (otherwise than in a transaction referred to in Subsection 2.3(b)), each such Voting Share so issued and each outstanding Voting Share after giving effect to such change shall automatically have one Right associated with it, which Right shall be evidenced by the certificate representing such Voting Share.

     (f) In the event that the Corporation at any time on or after the Separation Time and prior to the Expiration Time fixes a record date for the making of a distribution to substantially all holders of Voting Shares of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Voting Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Voting Shares) at a price per Voting Share (or, in the case of a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Voting Shares, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such convertible or exchangeable security or right)) less than 90 per cent of the Market Price per Voting Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date will equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Voting Shares outstanding on such record date plus the number of Voting Shares which the aggregate offering price of the total number of Voting Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price per Voting Share and of which the denominator shall be the number of Voting Shares outstanding on such record date plus the number of additional Voting Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights to be so offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors. To the extent that such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based on the number of Voting Shares (or securities convertible into or exchangeable for Voting Shares) actually issued upon the exercise of such rights. For purposes of this Agreement, the granting of the right to purchase Voting Shares (whether from treasury shares or otherwise) pursuant to any dividend reinvestment plan and/or any share purchase plan (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants by the Corporation) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any dividend reinvestment plan or share purchase plan, the right to purchase Voting Shares is at a price per share of not less than 90 per cent of the current market price per share (determined in accordance with such plans) of the Voting Shares.

     (g) In the event that the Corporation at any time on or after the Separation Time and prior to the Expiration Time fixes a record date for the making of a distribution to substantially all holders of

          Voting Shares of (i) evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Voting Shares but including any dividend payable in securities other than Voting Shares) or (ii) rights or warrants entitling them to subscribe for or purchase Voting Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Voting Shares) at a price per Voting Share (or, in the case of a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Voting Shares, having a conversion, exchange or exercise price per share (including the price required to be paid to purchase such convertible or exchangeable security or right) less than 90 per cent of the Market Price per Voting Share on such record date (excluding rights or warrants referred to in Subsection 2.3 (c)), then, in the case of each of (i) or (ii), the Exercise Price in effect after such record date shall be equal to the Exercise Price in effect immediately prior to such record date less the fair market value (as determined by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to a Voting Share.

     (h)  Each adjustment made pursuant to this Section 2.3 shall be made as of:

          (i) the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance, in the case of an adjustment made pursuant to Subsection 2.3(b); and

          (ii) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Subsections 2.3(f) or (g).

     (i) In the event that the Corporation shall at any time on or after the Separation Time and prior to the Expiration Time issue any shares of capital stock (other than Voting Shares), or rights or warrants to subscribe for or purchase any such capital stock, or securities convertible into or exchangeable for any such capital stock, in a transaction referred to in Clause (i) or (v) of Subsection 2.3(b), if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(b), (f) or (g) in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Corporation may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(b), (f) and (g), such adjustments, rather than the adjustments contemplated by Subsections 2.3(b), (f) and (g) shall be made. The Corporation and the Rights Agent shall amend this Agreement, in accordance with
          Section 5.4, as appropriate to provide for such adjustments.

     (j) Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent in such Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3 (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All adjustments made pursuant to this Section
          2.3 shall be made to the nearest cent or to the nearest one ten-thousandth of a Voting Share or a Right, as the case may be.

     (k) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Voting Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (l) Unless the Corporation shall have exercised its election, as provided in Subsection 2.3(m), upon each adjustment of an Exercise Price as a result of the calculations made in Subsections 2.3 (f) and (g), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Voting Shares obtained by:

          (i) multiplying (A) the number of Voting Shares covered by a Right immediately prior to this adjustment, by (B) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

          (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

     (m) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Voting Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Voting Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become the number of Rights obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Subsection 2.3 (m) the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 5.5, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

     (n) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates heretofore and hereafter issued may continue to identify the securities so purchasable which were identified in the Rights Certificates issued hereunder.

     (o) In any case in which this Section 2.3 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Voting Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Voting Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Voting Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

     (p) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable in order that any (i) subdivision or consolidation of the Voting
          Shares, (ii) issuance wholly for cash of any Voting Shares at less than the applicable Market Price, (iii) issuance wholly for cash of any Voting Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Voting Shares,
          (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Voting Shares, subject to applicable taxation laws, shall not be taxable to such shareholders.

     (q) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made pursuant to this Section 2.3, the Corporation shall:

          (i) promptly file with the Rights Agent and with the transfer agent for the Voting Shares a certificate specifying the particulars of such adjustment or change; and

          (ii) promptly on or after the Separation Time cause notice of the particulars of all prior adjustments or changes to be given to the holders of the Rights.

      Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4.      DATE ON WHICH EXERCISE IS EFFECTIVE

          Each Person in whose name any certificate for Voting Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Voting Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with an appropriately completed and a duly executed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by such person hereunder) was made in accordance with Subsection 2.2(d); provided, however, that if the date of such surrender and payment is a date upon which the Voting Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Voting Share transfer books of the Corporation are open.

2.5.      EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

     (a) The Rights Certificates shall be executed on behalf of the Corporation by its Chief Executive Officer, its Chief Financial Officer or its Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

     (b) Promptly following the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, together with a disclosure statement describing the Rights, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and mail such Rights Certificates and disclosure statement to the holders of the Rights pursuant to Subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

     (c) Each Rights Certificate shall be dated the date of countersignature thereof.


2.6.      REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

     (a) After the Separation Time, the Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers and exchanges of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

     (b) After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsections 2.6(d) and 3.1(b), the Corporation will execute, and the Rights Agent will countersign, deliver and register, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

     (c) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

     (d) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this
          Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

2.7.      MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

     (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

     (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

     (c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

     (d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8.      PERSONS DEEMED OWNERS

          Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Voting Shares).

2.9.      DELIVERY AND CANCELLATION OF CERTIFICATES

          All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable law, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10.     AGREEMENT OF RIGHTS HOLDERS

          Every holder of Rights by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

     (a) such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

     (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Voting Share certificate representing such Right;

     (c) after the Separation Time, the Rights will be transferable only on the Rights Register as provided herein;

     (d) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Voting Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Voting Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

     (e) such holder is not entitled to receive any fractional Rights or any fractional Voting Shares upon the exercise of Rights;

     (f) that, subject to the provisions of Section 5.4, without the approval of any holder of Rights and upon the sole authority of the Board of Directors this Agreement may be supplemented or amended from time to time as provided herein; and

     (g) that notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability whatsoever to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

                                   ARTICLE 3.
                  ADJUSTMENTS TO THE RIGHTS UPON FLIP-IN EVENT


3.1.      FLIP-IN EVENT

     (a) Subject to Subsection 3.1(b) and Section 5.1 hereof, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective from and after the Close of Business on the tenth Trading Day following the Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Voting Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price upon payment to the Corporation of an amount in cash equal to the Exercise Price (such right to be appropriately adjusted pursuant to Section 2.3 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to the Voting Shares).

     (b) Subject to Section 5.1 but notwithstanding any other provision of this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by:

          (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

          (ii) a transferee of Rights, direct or indirect, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring
               Person or any Affiliate or Associate of an Acquiring Person) where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person that has the purpose or effect of avoiding Clause (i) of this Section 3.1(b), shall become void without any further action and any holder of such Rights
          (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and shall have no other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this Subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this Subsection 3.1(b) and such Rights shall become null and void.

     (c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Clause (i) or (ii) of Subsection 3.1(b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any Rights Certificate referred to in this sentence, shall contain the following legend:

               "The Rights represented by this Rights Certificate are or were Beneficially Owned by a Person who was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or who was acting jointly or in concert with such Person. This Rights Certificate and the Rights represented hereby are void."

     provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in Subsection 3.1(b). The issuance of a Rights Certificate without the legend referred to in this Subsection 3.1(c) shall not affect the application of Subsection 3.1(b)

     (d) After the Separation Time, the Corporation shall do all such acts and things as are necessary and within its power to ensure compliance with the provisions of this Section 3.1 including, without limitation, all such acts and things as may be required to satisfy the requirements of the BUSINESS CORPORATION ACT (Ontario), the SECURITIES ACT, the securities laws or comparable legislation in each of the provinces of Canada and in any other jurisdiction where the Corporation is subject to such laws, and the rules of the stock exchanges where the Voting Shares are listed at such time, in connection with the issue of Voting Shares upon the exercise of Rights in accordance with this Agreement.

                                   ARTICLE 4.
                                THE RIGHTS AGENT


4.1.      GENERAL

     (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine with the approval of the Rights Agent and the Co-Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the execution and administration of this Agreement and the exercise and performance of its duties hereunder (including the fees and disbursements of any expert retained by the Rights Agent). The Corporation also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold it harmless against, any loss, liability, cost, claim, action, suit, damage or expense, incurred without gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement, including but not limited to the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement and the resignation or removal of the Rights Agent.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Voting Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     (c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2.      MERGER, AMALGAMATION OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
          AGENT

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case, at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Right Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3.      DUTIES OF RIGHTS AGENT

          The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also, with the approval of the Corporation (such approval not to be unreasonably withheld) and at the expense of the Corporation, consult with such other experts as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement and the Rights Agent shall be entitled to rely in good faith on the advice of any such expert. Any remuneration so paid by the Rights Agent shall be repaid to the Rights Agent in accordance with Section 4.1(a).

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, a Vice-Chairman of the Board, the President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or wilful misconduct.

     (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Voting Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

     (e)  The Rights Agent will not be under any responsibility in respect of:

          (i) the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Voting Share certificate or Rights Certificate (except its countersignature thereof);

          (ii) any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate;

          (iii) any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof);

          (iv) any adjustment made under the provisions of Section 2.3 hereof;

          (v) the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of a certificate contemplated by Subsection 2.3(r) describing any such adjustment);

          (vi) will not by any act hereunder be deemed to make any representation or warranty as to the authorization of any Voting Shares to be issued pursuant to this Agreement or any Rights or as to whether any Voting Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable.

     (f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary or Assistant Secretary of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in reliance upon instructions of any such person: it is understood that instructions to the Rights Agent shall, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions shall be confirmed in writing as soon as reasonably possible after the giving of such instructions.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Voting Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment of such attorney or agent.

4.4.      CHANGE OF RIGHTS AGENT

          The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent of Voting Shares by registered and certified mail, and to the holders of the Rights in accordance with Section 5.9, all of which shall be at the expense of the Corporation. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to the transfer agent of the Voting Shares by registered or certified mail and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent then the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation) may (at the Corporation's expense) apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall, upon payment in full of any outstanding amounts owing by the Corporation to the Rights Agent under this Agreement, deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Voting Shares, and mail a notice thereof to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                   ARTICLE 5.
                                  MISCELLANEOUS

5.1.      REDEMPTION AND TERMINATION

     (a) The Board of Directors acting in good faith may, with prior shareholder approval, and at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right appropriately adjusted in a manner analogous to the applicable adjustments provided for in Section 2.3 if an event of a type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

     (b) The Board of Directors acting in good faith may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined, following the Stock
          Acquisition Date and prior to the Separation Time, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Stock Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Subsection 5.1(b) may only be given on the condition that such Person, within 30 days after the foregoing determination by the Board of Directors or such later date as the Board of Directors may determine (the "Disposition Date"), has reduced its Beneficial Ownership of Voting Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the Close of Business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Stock Acquisition Date and
          Section 3.1 shall apply thereto.

     (c) The Board of Directors acting in good faith may, prior to the occurrence of the relevant Flip-in Event, upon prior written notice delivered to the Rights Agent, determine to waive the application of
          Section 3.1 to a Flip-in Event that may occur by reason of a Take-over Bid made by means of a Take-over Bid circular to all holders of Voting Shares, provided that if the Board of Directors waives the application of Section 3.1 in respect of a Take-over Bid pursuant to this Subsection 5.1(c), the Board of Directors shall be deemed to have waived the application of Section 3.1 in respect of any other Take-over Bid made by means of a Take-over Bid circular to all holders of Voting Shares prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.1(c).

     (d) The Board of Directors acting in good faith may, prior to the Close of Business on the tenth Trading Day following a Stock Acquisition Date or such later Trading Day as the Board of Directors may from time to time determine, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to the relevant Flip-in Event, provided that the Acquiring Person has reduced its Beneficial Ownership of Voting Shares (or has entered into a contractual arrangement with the Corporation acceptable to the Board of Directors to do so within 10 days of the date on which such contractual arrangement is entered into or such later date as the Board of Directors may determine) such that at the time the waiver becomes effective pursuant to this Subsection 5.1(d) such Person is no longer (or would no longer be) an Acquiring Person. In the event of such a waiver becoming effective prior to the Separation Time, such Flip-in Event shall be deemed not to have occurred.

     (e) Where a Person acquires pursuant to a Permitted Bid or a Competing Permitted Bid outstanding Voting Shares, other than Voting Shares Beneficially Owned by such Person at the date of such Permitted Bid or Competing Permitted Bid, then the Corporation shall immediately upon the consummation of such acquisition redeem the Rights at the Redemption Price.

     (f) Where a Take-over Bid that is not a Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-In Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price. In such event, all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and as if Rights Certificates representing the number of Rights held by each holder of Voting Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

     (g) If the Board of Directors elects or the Corporation is obliged to redeem the Rights, the right to exercise the Rights will thereupon without further action and without notice terminate and the only right thereafter of the holder of a Right shall be to receive the Redemption Price. Within 10 days of the Board of Directors electing or being deemed to have elected to redeem the Rights, the Corporation shall give notice of such redemption to the holders of the then outstanding Rights. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

5.2.      EXPIRATION

          No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(a) of this Agreement.

5.3.      ISSUANCE OF NEW RIGHTS CERTIFICATES

          Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number of Voting Shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.


5.4.      SUPPLEMENTS AND AMENDMENTS

     (a) The Corporation may from time to time supplement, amend or vary this Agreement without the approval of any holder of Rights or Voting Shares to correct any clerical or typographical error or to maintain the validity of the Agreement as a result of any change in any applicable legislation, rules or the regulations thereunder.

     (b) Any supplement, amendment or variation made by the Board of Directors pursuant to Subsection 5.4(a) shall:

          (i) if made prior to the Separation Time, be submitted to the holders of Voting Shares at the next meeting of shareholders of the Corporation and the holders of Voting Shares may, by resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of such supplement, amendment or variation, confirm or reject such supplement, amendment or variation; or

          (ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be held on a date not later than the date of the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by a majority of the votes cast by the holders of Rights who vote in respect of such supplement, amendment or variation confirm or reject such supplement, amendment or variation.

     (c) Any supplement, amendment or variation pursuant to Subsection 5.4(a) shall be effective from the date of the resolution of the Board of Directors adopting such supplement, amendment or variation and shall continue in effect until it ceases to be effective in accordance with this Subsection. If a supplement, amendment or variation pursuant to Subsection 5.4(a) is not approved by the holders of Voting Shares or the holders of Rights or is not submitted to the holders of Voting Shares or the holders of Rights as required pursuant to Clauses (i) or (ii) of Subsection 5.4(b), then such supplement, amendment or variation shall cease to be effective from and after the termination of the meeting at which it was not approved or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board of Directors to supplement, amend or vary any provision of this Agreement to substantially the same effect shall be effective until confirmed by the holders of Voting Shares or the holders of Rights, as the case may be.

     (d) The Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time before the Separation Time, supplement, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is approved by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to vote at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation

     (e) The Corporation may, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time, supplement, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is approved by the affirmative vote of a majority of the votes cast by the holders of Rights (other than any holder of Rights whose Rights have become null and void pursuant to the provisions hereof) present or represented at and entitled to vote at a meeting of the holders of Rights. For the purposes hereof, the procedures for the calling, holding and conduct of a meeting of the holders of Rights shall be those, as nearly as may be, which are provided in the Corporation's by-laws with respect to meetings of its shareholders.

     (f) For greater certainty, neither the exercise by the Board of Directors of any power or discretion conferred on it hereunder nor the making by the Board of Directors of any determination or the granting of any waiver it is permitted to make or give hereunder shall constitute an amendment, variation or rescission of the provisions of this Agreement or the Rights for purposes of this Section 5.4 or otherwise.

     (g) Notwithstanding anything in this Section 5.4 to the contrary, no such supplement, amendment, variation or rescission shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement, amendment, variation or rescission. The Corporation shall be required to provide the Rights Agent with notice in writing of any such supplement, amendment, variation or rescission within 5 days of effecting such supplement, amendment, variation or rescission.


5.5.      FRACTIONAL RIGHTS AND FRACTIONAL SHARES

     (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, there shall be paid to the registered holders of the Rights Certificates with regard to which fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right in lieu of such fractional Rights. The Rights Agent shall have no obligation to make any payments in lieu of fractional Rights unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with
          Section 2.2(e).

     (b) The Corporation shall not be required to issue fractional Voting Shares upon exercise of the Rights or to distribute certificates which evidence fractional Voting Shares. In lieu of issuing fractional Voting Shares, the Corporation shall pay to the registered holder of Rights at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Voting Share. The Rights Agent shall have no obligation to make any payments in lieu of fractional Voting Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2(e).


5.6.      RIGHTS OF ACTION

          Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in this Agreement and in such holder's Rights Certificate. Without limiting the foregoing or any remedies available to the holders of Rights it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.


5.7.      HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER

          No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Voting Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8.      NOTICE OF PROPOSED ACTIONS

          In case the Corporation shall propose after the Separation Time and prior to the Expiration Time to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets, then, in each case, the Corporation shall give to each holder of a Right a notice of such proposed action which shall specify the date on which such liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking of such proposed action by the Corporation.


5.9.      NOTICES

          Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, or by facsimile transmission addressed (until another address is filed in writing with the Rights Agent) as follows:

                             Moore Corporation Limited
                             72nd Floor, P.O. Box 78
                             1 First Canadian Place
                             Toronto, Ontario
                             M5X 1G5

                             Attention:  The Secretary

                             Fax:        (416) 364-1667

          Notices or demands authorized or required by this Agreement to be given by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, or by facsimile transmission addressed (until another address is filed in writing with the Corporation) as follows:

                             Montreal Trust Company of Canada
                             151 Front Street West, 8th Floor
                             Toronto, Ontario
                             M5J 2N1

                             Attention:  Senior Manager - Client Services

                             Fax:        (416) 981-9800

          Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the

Rights Register or, prior to the Separation Time, on the register of the Corporation for the Voting Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.


5.10.     COSTS OF ENFORCEMENT

          The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation shall reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in any successful action to enforce such holder's rights pursuant to any Rights or this Agreement.


5.11.     REGULATORY APPROVALS

          Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any required approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, any issuance or delivery of securities of the Corporation upon the exercise of Rights and any amendment to this Agreement shall be subject, if required, to the consent of The Toronto Stock Exchange.


5.12.     DECLARATION AS TO NON-CANADIAN AND NON-U.S. HOLDERS

          If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside Canada and the United States of America, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the fiduciary or to the fiduciary and the Corporation, as the Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and any province or territory thereof and the United States of America in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.


5.13.     SUCCESSORS

          All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.14.     BENEFITS OF THIS AGREEMENT

          Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.


5.15.     GOVERNING LAW

          This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such Province.


5.16.     LANGUAGE

          Les parties aux presentes ont exigees que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto and/or resulting therefrom be in the English language.


5.17.     COUNTERPARTS

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


5.18.     SEVERABILITY

          If any term or provision hereof or the application thereof to any circumstance is, in any jurisdiction and to any extent, invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.


5.19.     EFFECTIVE DATE

          This Agreement shall be effective on and from the date of termination of the annual meeting of the Corporation in the year 2000 if the resolution referred to in Section 5.20 to be submitted to the annual meeting of the Corporation in the year 2000 is submitted to Independent Shareholders for their consideration and approval and if such approval is given by the Independent Shareholders in accordance with Section 5.20 (the "Effective Date").

5.20.     SHAREHOLDER APPROVAL

          At each of (i) the annual meeting of shareholders of the Corporation held in the year 2000 and (ii) the annual meeting of shareholders of the Corporation held in the year 2003, provided that a Flip-in Event has not occurred prior to such time (other than a Flip-in Event in respect of which the application of Section 3.1 has been waived pursuant to Section 5.1), the Board of Directors shall submit a resolution to the Independent Shareholders for their consideration and approval, ratifying this Agreement and its continued existence after each such meeting. If a majority of the votes cast by Independent Shareholders who vote in respect of such resolution at any such meeting are not voted in favour of this Agreement and its continued existence, then the Board of Directors shall immediately upon the confirmation by the Chairman of such shareholders' meeting of the result of the vote on such resolution, without further formality, be deemed to have elected to redeem the Rights at the Redemption Price.


5.21.     TIME OF THE ESSENCE

          Time shall be of the essence hereof.


5.22.     DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS

          All actions and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith pursuant to this Agreement shall not subject the Board of Directors to any liability to the holders of the Rights or any other Person.


5.23.     FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS

          For greater certainty, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid (whether or not such Take-over Bid is a Permitted Bid or a Competing Permitted Bid) or take any other action (including, without limitation, the commencement, prosecution, defence or settlement of any litigation) with respect to any Take-over Bid or otherwise that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       MOORE CORPORATION LIMITED


                                       By:  s/b J. M. WILSON
                                            ---------------------------------
                                            J. M. Wilson
                                            Vice President and Secretary


                                       and: s/b J.V. LAURIE
                                            ---------------------------------
                                            J. V. Laurie
                                            Vice President and Treasurer


                                       MONTREAL TRUST COMPANY OF CANADA


                                       By:  s/b SARAH JACKEL
                                            ---------------------------------
                                            Sarah Jackel
                                            Senior Account Manager


                                       and: s/b LARA DONALDSON
                                            ---------------------------------
                                            Lara Donaldson
                                            Senior Account Manager

                                    EXHIBIT A

[Form of Rights Certificates]

Certificate No.                                                      Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE CORPORATION ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON MAY BECOME VOID.

Rights Certificate

      This certifies that _______________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the amended and restated Shareholder Rights Plan Agreement dated as of February 28, 2000 (the "Rights Agreement") between Moore Corporation Limited, a corporation incorporated under the laws of Ontario (the "Corporation") and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent", which term includes any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time and prior to the Termination Time one fully paid Voting Share of the Corporation (a "Voting Share") at the Exercise Price, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise duly executed to the Rights Agent at its principal office in the City of Toronto or in such other cities as may be designated by the Corporation from time to time. The Exercise Price is initially $120.00 (Canadian) per Right and is subject to adjustment in certain events as provided in the Rights Agreement.

     In certain circumstances described in the Rights Agreement, the number of Voting Shares which each Right entitles the registered holder thereof to purchase may be adjusted as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement which terms and conditions are hereby incorporated by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Except as otherwise expressly provided in this Rights Certificate, all terms used in this Rights Certificate which are defined in the Rights Agreement are used herein as so defined. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and are available upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate is exercised in part, the registered holder is entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may in certain circumstances be redeemed by the Corporation at its option at a redemption price of $0.0001 per Right, subject to adjustment in certain events.

     No fractional Voting Shares will be issued upon the exercise of any Rights evidenced hereby but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, is entitled to vote or receive dividends or to be treated for any purpose as the holder of Voting Shares; nor is anything contained in the Rights Agreement or herein to be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

     This Rights Certificate is not valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.


Date: _______________________________

MOORE CORPORATION LIMITED


By: _________________________________   By: _________________________________
    President                               Secretary


Countersigned:

MONTREAL TRUST COMPANY OF CANADA


By: _________________________________
    Authorized Signature

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder wishes to transfer the Rights represented by this Rights Certificate.)

FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers to __________________________________________________________________

_______________________________________________________________________________
(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein.

Dated: ______________________________

Signature Guaranteed:                    ______________________________________
                                         Signature

                                         (Signature must correspond to name as
                                         written upon the face of this Rights
                                         Certificate in every particular,
                                         without alteration or enlargement
                                         or any change whatsoever).

Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Transfer Agents Medallion Program (STAMP).

-------------------------------------------------------------------------------
(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Voting Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all capitalized terms are used as defined in the Rights Agreement).

Dated: ______________________________    ______________________________________
                                         Signature

(To be attached to each Rights Certificate)

                          FORM OF ELECTION TO EXERCISE

TO: MOORE CORPORATION LIMITED

The undersigned hereby irrevocably elects to exercise [insert number] whole Rights represented by the attached Rights Certificate to purchase the Voting Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

_______________________________________
(Name)

_______________________________________
(Street)

_______________________________________
(City and State or Province)

_______________________________________
(Postal Code or Zip Code)

_______________________________________
SOCIAL INSURANCE, SOCIAL SECURITY
OR OTHER TAXPAYER IDENTIFICATION NUMBER



If such number of Rights is not all of the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

_______________________________________
(Name)

_______________________________________
(Street)

_______________________________________
(City and State or Province)

_______________________________________
(Postal Code or Zip Code)

_______________________________________
SOCIAL INSURANCE, SOCIAL SECURITY
OR OTHER TAXPAYER IDENTIFICATION NUMBER

Dated: ______________________________

Signature Guaranteed:                    ______________________________________
                                         Signature

                                        (Signature must correspond to name as
                                        written upon the face of this Rights
                                        Certificate in every particular, without alteration or enlargement or any change whatsoever).

Signature must be guaranteed by a Canadian chartered bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Transfer Agents Medallion Program (STAMP).

-------------------------------------------------------------------------------
(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Voting Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any Person acting jointly or in concert with any of the foregoing (all capitalized terms are used as defined in the Rights Agreement).

Dated: ______________________________    ______________________________________
                                         Signature

NOTICE

     In the event the certification set forth above in the Form of Election to Exercise is not completed upon exercise of the Right(s) evidenced hereby or in the event that the certification set forth above in the Form of Assignment is not completed upon the assignment of the Right(s) evidenced hereby, the Corporation will deem and treat the Beneficial Owner of the Right(s) evidenced by this Rights Certificate to be an Acquiring Person (as defined in the Rights Agreement) and, in the case of an assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.